As filed with the Securities and Exchange Commission on May 29, 2008
File No. 333-149977

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINTECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-1961550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Silverside Road
Wilmington, DE 19809
(302) 385-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Betsy Z. Cohen
c/o The Bancorp, Inc.
405 Silverside Road
Wilmington, DE 19809
(302) 385-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey, Esq. Mark E. Rosenstein, Esq. Julie H. Wilson, Esq. Ledgewood 1900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450 (215) 735-2513—Facsimile	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000 (212) 878-8375—Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion	May 29, 2008
$100,000,000

FinTech Acquisition Corp.

10,000,000 Units

FinTech Acquisition Corp. is a newly organized blank check company organized under the laws of the State of Delaware on February 12, 2008 by TBBK Acquisitions I, LLC, one of our initial stockholders, which we refer to as our sponsor, a wholly-owned subsidiary of The Bancorp, Inc., a NASDAQ listed financial holding company, which we refer to as Bancorp. FinTech Acquisition Corp. was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses, which we refer to as our initial business combination. We will seek to acquire non-bank businesses whose activities are within those permitted to be undertaken by financial holding companies under the applicable provisions of the Bank Holding Company Act of 1956, as amended, and applicable regulations and policies of the Board of Governors of the Federal Reserve System with an initial focus on financial technology businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We do not have any specific initial business combination under consideration.

This is the initial public offering of our securities. We are offering 10,000,000 units. We expect that the public offering price will be $10.00 per unit. Each unit consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our initial business combination or 12 months from the closing of this offering, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed or exercised. We have granted the underwriters a 30-day option to purchase up to 1,500,000 additional units to cover over-allotments, if any.

Our sponsor, officers and directors and several officers and employees of The Bancorp, Inc. and The Bancorp Bank, purchased in a private placement 2,875,000 of our units for an aggregate purchase price of $25,000. Each unit consists of one share of common stock and one warrant. We refer to these units as the founders’ units. The founders’ units include up to 375,000 units that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option or exercise it only in part so that the holders of our founders’ units will collectively own 20% of our units after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of them purchase units in this offering).

Our sponsor has also agreed to purchase an aggregate of 3,300,000 warrants at a price of $1.00 per warrant ($3,300,000 in the aggregate) in a private placement that will occur immediately prior to this offering. We refer to these warrants as the private placement warrants. We will deposit the proceeds from the sale of the private placement warrants into a trust account maintained by American Stock Transfer & Trust Company, as trustee. These proceeds will be part of the funds distributed to our public stockholders if we are unable to complete our initial business combination.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange, or AMEX, under the symbol “FAQ .U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We also have applied to have the common stock and warrants listed on the AMEX under the symbols “ “ and “ .W,” respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$100,000,000

Underwriting discounts and commissions(1)	$0.70	$7,000,000

Proceeds, before expenses, to us	$9.30	$93,000,000

(1)	Includes $0.35 per unit, or $3,500,000 in the aggregate ($4,025,000 if the underwriters exercise their over-allotment option in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants, approximately $9.90 per unit, or $99,000,000 in the aggregate (approximately $9.87 per unit or $113,475,000 if the underwriters exercise their over-allotment option in full) will be deposited into the trust account maintained by American Stock Transfer & Trust Company. These proceeds include $3,500,000 in deferred underwriting discounts and commissions (or $4,025,000 if the underwriters exercise their over-allotment option in full).

UBS Investment Bank
The date of this prospectus is          , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Prospectus summary	1

The offering	4

Risks	16

Summary financial data	17

Risk factors	18

Cautionary note regarding forward-looking statements	42

Use of proceeds	43

Dilution	48

Capitalization	50

Management’s discussion and analysis of financial condition and results of operations	51

Proposed business	55

Management	75

Principal stockholders	81

Certain transactions	83

Description of securities	85

Material U.S. federal income and estate tax consequences	95

Underwriting	101

Legal matters	105

Experts	105

Where you can find additional information	106
FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
FORM OF AMENDED AND RESTATED BYLAWS
SPECIMEN UNIT CERTIFICATE
SPECIMEN COMMON STOCK CERTIFICATE
SPECIMEN WARRANT CERTIFICATE
FORM OF WARRANT AGREEMENT
OPINION OF LEDGEWOOD
TAX OPINION
PURCHASE AGREEMENT
SPONSOR SECURITIES PURCHASE AGREEMENT
FORM OF STOCK ESCROW AGREEMENT
FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT
SERVICES AGREEMENT
FORM OF REGISTRATION RIGHTS AGREEMENT
FIRST REVIEW AGREEMENT
INSIDE LETTER WITH D & O'S
INSIDE LETTER WITH SPONSOR
FORM OF CODE OF ETHICS
CONSENT OF GRANT THORNTON LLP
AUDIT COMMITTEE CHARTER
GOVERNANCE AND NOMINATING COMMITTEE CHARTER
COMPENSATION COMMITTEE CHARTER

Prospectus summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and in our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Unless otherwise stated in the prospectus:

➢	references in this prospectus to “we,” “us” or “our company” refer to FinTech Acquisition Corp., a Delaware corporation;

➢	references to “TBBK Acquisitions” or our “sponsor” refer to our corporate stockholder and sponsor, TBBK Acquisitions I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of The Bancorp, Inc.;

➢	references to Bancorp refer to The Bancorp, Inc., a NASDAQ listed financial holding company and sole member of TBBK Acquisitions;

➢	the term “existing holders” refers to those persons who owned our units immediately before the completion of this offering and includes our sponsor, our officers and directors and several officers and employees of Bancorp and any of their permitted transferees;

➢	references to “public stockholders” refer to purchasers in this offering or in the secondary market, including any of our officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market;

➢	“BHCA” refers to the Bank Holding Company Act of 1956, as amended; and

➢	the term “Federal Reserve Board” refers to the Board of Governors of the Federal Reserve System.

OVERVIEW

We are a blank check company organized under the laws of the State of Delaware on February 12, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We were organized by our sponsor, TBBK Acquisitions, a wholly-owned subsidiary of Bancorp. Bancorp is a registered bank holding company whose wholly-owned subsidiary, The Bancorp Bank, which we refer to as the Bank, is a Delaware state chartered banking corporation. Through the Bank, Bancorp provides a wide range of commercial and retail banking products and services to both regional and national markets. Bancorp’s common stock trades on The NASDAQ Stock Market, or Nasdaq, under the symbol “TBBK.”

Under the BHCA, we may be deemed to be an indirect subsidiary of Bancorp, a registered bank holding company that has elected to be treated as a financial holding company, because of common management. As a result, we are limited to engaging only in activities that are within those permitted to be undertaken by financial holding companies under the BHCA and Federal Reserve Board regulations and policies. In general, these activities must be financial in nature or incidental to such financial activities. Our primary focus will be on financial technology businesses which principally provide data processing, storage and transmission services, databases and payment and payment processing services in support of businesses in the financial services industry. We believe that these types of businesses are in line with the extensive combined financial services industry experience of our sponsor’s management team and the focus of Bancorp and the Bank on delivering technology-enabled financial services. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We will seek to acquire established businesses that we believe are fundamentally sound but potentially in need of financial, operational, strategic or managerial redirection to maximize value. We do not intend to acquire start-up companies, companies with speculative business plans or companies that are excessively leveraged.

While we may seek to acquire more than one business, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the sum of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes). We will not consider any transaction that does not meet this criterion.

If we do not consummate a business combination within the allotted time periods set forth in this prospectus, we will implement our dissolution and liquidation plan, which we expect will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.90 per share of common stock held by them (or approximately $9.87 per share if the underwriters exercise their over-allotment option).

MANAGEMENT EXPERIENCE

We will seek to capitalize on the significant banking, financial services and financial technology experience and contacts of our Chairman and Chief Executive Officer, Betsy Z. Cohen, our President, Frank M. Mastrangelo and our other directors and executive officers. Each of our executive officers and directors has significant networks of contacts throughout the investment community and with a variety of sources of potential targets. In addition to the experience and contacts of our management team and board of directors, we will have access to the resources of our sponsor, Bancorp. Bancorp is an independent financial services firm with a focus on providing technology-enabled financial services. We believe that Bancorp’s relationships with technology providers and its management’s deep understanding of financial services technology will aid in our sourcing and evaluating of acquisition candidates.

Mrs. Cohen has over 37 years of experience in the financial services industry and is currently Chief Executive Officer of Bancorp and Chief Executive Officer and Chairman of the Bank. Mrs. Cohen’s extensive background in financial services and in running public companies includes her roles as a director of Aetna, Inc., a New York Stock Exchange listed insurance and financial services company and Chairman of the Board of Trustees of RAIT Financial Trust, a New York Stock Exchange listed real estate investment trust. Mrs. Cohen was also founder and Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception through its sale to another bank.

Mr. Mastrangelo has over 16 years of experience in the financial services industry and is currently President, Chief Operating Officer and director of both Bancorp and the Bank. Mr. Mastrangelo also served as Senior Vice President and Chief Technology Officer for Jefferson Bank and had technology related roles with PNC Bank, ROI Computer Services and The Annenberg Foundation.

CONFLICTS OF INTEREST, RIGHT OF FIRST REVIEW

Investors should be aware of the following potential conflicts of interest:

➢	Members of our management team and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

➢	Our sponsor or members of our management team and our directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us. In particular, Mr. Johnson is currently a director of two financial institutions, chairman of a third financial institution and chairman of a financial consulting and investment banking firm; and Mr. Moyer is currently the president and chief executive officer of a provider of integrated payment solutions and payment security services. Also, following our initial business combination, our right of first review agreement with Bancorp, of which Mrs. Cohen and Messrs. Egan and Mastrangelo are officers or directors, will expire. See “Management — Directors and Executive Officers.” As a result, they may have conflicts of interest in allocating business opportunities to us.

➢	The interest of members of our management team and directors in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

➢	Members of our management team and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such member of our management team or director were included by a target business as a condition to any agreement with respect to an initial business combination.

We have entered into a business opportunity right of first review agreement with Bancorp that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities identified by Bancorp or any of its affiliates relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of over $60 million. Bancorp will first offer, or cause to be offered, any such business opportunity to us, and Bancorp will not, and will cause each other business entity under its management not to, pursue such opportunity, unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

We have also agreed that we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, that a business combination with such target business is fair to our stockholders from a financial point of view.

PRIVATE PLACEMENTS

Our sponsor, officers and directors and several officers and employees of Bancorp and the Bank, purchased in a private placement 2,875,000 of our units for an aggregate purchase price of $25,000. Each unit consists of one share of common stock and one warrant. We refer to these units as the founders’ units. The founders’ units include up to 375,000 units that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option or exercise it only in part so that the holders of our founders’ units will collectively own 20% of our units after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of them purchase units in this offering).

Our sponsor has also agreed to purchase 3,300,000 warrants at a price of $1.00 per warrant concurrently with the closing of this offering. Our sponsor will pay for the private placement warrants in cash. The $3,300,000 of proceeds from this investment and the proceeds of this offering will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete a business combination, then the $3,300,000 will be part of the liquidating distribution to our public stockholders and the warrants will expire worthless.

Our executive offices are located at 405 Silverside Road, Wilmington, Delaware 19089 and our telephone number is (302) 385-5000.

The offering

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 23 of this prospectus.

Securities offered:	10,000,000 units, at $10.00 per unit, each unit consisting of:

➢ one share of common stock, and

➢ one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any portion of the over-allotment option, subject to our having filed a Form 8-K containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

Number of securities to be outstanding:

	Before this	After this
	offering(1)	offering(2)

Units	2,875,000	12,500,000
Common Stock	2,875,000	12,500,000
Warrants	2,875,000	15,800,000	(3)

(1)	Includes an aggregate of 375,000 units, and the underlying shares of common stock and warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised or is exercised in part by the underwriters.

(2)	Assumes the underwriters have not exercised their over-allotment option and an aggregate of 375,000 units, and the underlying shares of common stock or warrants, have been forfeited by the holders thereof.

(3)	Includes 3,300,000 private placement warrants described below

Warrants:

Exercisability:	Each warrant is exercisable for one share of common stock, subject to adjustment as described in “Warrants—Public Stockholders’ Warrants.”

Exercise price:	$7.50 per share. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

Exercise period for the warrants included in the units sold in this offering:	The warrants included in the units sold in this offering will become exercisable on the later of:

➢ the completion of our initial business combination, or

➢ 12 months from the closing of this offering,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption:	Once the warrants become exercisable, except as described below with respect to the founders’ warrants or the private placement warrants, we may redeem the outstanding warrants:

➢ in whole and not in part,

➢ at a price of $0.01 per warrant,

➢ upon a minimum of 30 days’ prior written notice of redemption, and

➢ if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

If we call the warrants for redemption as described above, we will have the right to require all holders that wish to exercise warrants to do so on a “cashless basis.” The warrants underlying the units sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all warrants to be settled on that basis. If we choose to require holders to exercise their warrants on a cashless basis, an exercising holder will receive fewer shares of common stock upon exercise than he would have received had he exercised his warrant for cash.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights with the intent of:

➢ providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants before redemption at a time when there is a reasonable premium to the warrant exercise price; and

➢ providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

Founders’ Units:	Our sponsor, officers and directors and several officers and employees of Bancorp and the Bank, purchased in a private placement 2,875,000 of our units for an aggregate purchase price of $25,000.

Each unit consists of one share of common stock and one warrant. We refer to the shares of common stock and warrants included in the founders’ units as founders’ shares and founders’ warrants, respectively, throughout this prospectus. The founders’ units include an aggregate of 375,000 units that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option or exercise it only in part so that the existing holders will collectively own 20% of our units after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of them purchase units in this offering).

The founders’ units are identical to the units sold in this offering, except that:

➢ the existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination,

➢ the existing holders have agreed that the founders’ shares will not participate with the common stock included in the units sold in this offering in any liquidating distribution, and

➢ the founders’ warrants will:

     ➢ only become exercisable after our consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination, and

➢ be non-redeemable so long as they are held by the existing holders and their permitted transferees.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available.

If we increase or decrease the number of units we offer to the public from the number shown in this prospectus before we complete this offering, then the founders’ units will be adjusted in the same proportion as the increase or decrease in the units offered in order to maintain their percentage ownership.

We will not make or receive any cash payment in respect of any such adjustment.

In addition, the existing holders have agreed that if any of them acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. As a result, these persons will not be able to exercise the conversion rights (as described below) with respect to any of our shares that they may acquire before, in or after this offering.

Private Placement Warrants:	Our sponsor has agreed to purchase 3,300,000 warrants at a price of $1.00 per warrant, upon the consummation of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. We will add the purchase price of the private placement warrants to the proceeds from this offering to be held in the trust account to be maintained by American Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $3,300,000 purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants are identical to the warrants sold in this offering, except that the private placement warrants:

➢ will be exercisable by payment of cash or on a cashless basis so long as they are held by the original purchaser or its permitted transferees, and

➢ are not subject to redemption by us.

The private placement warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Registration rights:	Each holder of the founders’ units and the private placement warrants will have the following registration rights:

➢ the right to demand that we register the resale of the founders’ units, the founders’ shares, the founders’ warrants as well as the shares of common stock issuable upon the exercise of the founders’ warrants; and

➢ the right to demand that we register the resale of the private placement warrants and the shares of common stock issuable upon exercise of the private placement warrants.

The registration rights will be exercisable with respect to the founders’ units, founders’ shares, founders’ warrants (including shares issuable upon exercise of such warrants), at any time commencing three months before the date on which they are no longer subject to the transfer restrictions described below and with respect to the private placement warrants and the shares of common stock issuable upon exercise of such warrants, at any time after the consummation of our initial business combination. Please see “Description of Securities—Securities Eligible for Future Sale—Registration Rights” for more information.

Right of first review:	We have entered into a business opportunity right of first review agreement with Bancorp that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities identified by Bancorp or any of its affiliates relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of over $60 million. Bancorp will first offer, or cause to be offered, any such business opportunity to us, and Bancorp will not, and will cause each other business entity under its management not to, pursue such opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

Proposed AMEX symbols for our:

Units:	“FAQ.U”

Common stock:	“FAQ”

Warrants:	“FAQ.W”

Proceeds from the offering and the sale of the private placement warrants to be held in trust account; amounts payable prior to trust account distribution or liquidation:	$99,000,000, or approximately $9.90 per unit (or approximately $113,475,000 or $9.87 per unit, if the underwriters exercise their over-allotment option in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an investment management trust agreement. These proceeds include $3,500,000 in deferred underwriting discounts and commissions (or $4,025,000 if the underwriters exercise their over-allotment option in full). We believe that the inclusion in the trust account of the purchase price of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until we consummate our initial business combination, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account:

➢ interest income earned on the trust account balance to pay any income taxes on such interest, and

➢ interest income earned of up to $2.0 million on the trust account balance to fund our working capital requirements.

Limited payments to insiders:	There will be no fees, reimbursements, cash payments or any other forms of compensation, including but not limited to stock options, made to Bancorp, our sponsor, our or their officers, directors or our or their affiliates other than:

➢ repayment of a loan in the amount of $100,000 plus interest, made to us by our sponsor, to cover offering-related and organizational expenses;

➢ a payment of an aggregate of $7,500 per month to Bancorp for office space, secretarial and administrative services; and

➢ reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.

Release of amounts held in trust account at close of initial business combination:	At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who duly exercise their conversion rights (as described below), deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $3,500,000 ($4,025,000 if the over-allotment option is exercised in full) will be released to the underwriters from the trust account. The balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price—for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities—for general corporate purposes, including for maintenance or expansion of the operations of acquired business(es), the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Stockholders must approve our initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. Holders of founders’ shares have agreed to vote those shares and any shares they acquire following this offering as described in “Founders’ Units,” above. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.

Conditions to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3,500,000 or $4,025,000 if the over-allotment option is exercised in full) at the time of such initial business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value considerably greater than 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of our initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We will allow public stockholders owning not more than 30% of the shares (minus one share) sold in this offering to vote against the business combination and exercise conversion rights.

In addition, we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our stockholders from a financial point of view.

Conversion rights for stockholders voting to reject our initial business combination:	Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.0 million on the trust account balance previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. Redeeming public stockholders will continue to have the right to exercise any warrants they own.

We expect that the initial per-share conversion price will be approximately $9.90 per share (or approximately $9.87 per share if the over-allotment option is exercised in full), which is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $29.7 million (assuming conversion of the maximum of 2,999,999 shares of common stock).

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price or transfer to them some of management’s shares. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction. By limiting a stockholder’s ability to convert to 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but we will not grant the request unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The principal factor we may consider in deciding whether to require physical tender is how much time would be available to shareholders to elect to convert their shares. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his, her or its shares if he, she or it wishes to seek to exercise his, her or its conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his, her or its broker and requesting delivery of his, her or its shares through the DWAC system, we believe this time period is sufficient for a typical investor.

Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account; to convert a stockholder’s shares,

the stockholder must also exercise the conversion rights described above.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Dissolution and liquidation if no business combination:	If we are unable to complete a business combination by , 2010 [24 months from completion of this offering], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Delaware law, the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $50,000 of proceeds held outside the trust account and from any remaining amounts of the $2.0 million of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Bancorp and our sponsor have agreed that they will be jointly and severally liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Bancorp and our sponsor, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded by us from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $2.0 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our sponsor and Bancorp have agreed jointly and severally to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation. The excluded costs will remain our obligation and, as discussed below, may become claims against the trust account.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated.

If we are unable to conclude an initial business combination and we expend all of the $50,000 of net proceeds of this offering held outside the trust account, without taking into account any interest earned on the trust account or claims of creditors, if any, we expect that the initial per-share liquidation price will be approximately $9.90 (or approximately $9.87 per share if the over- allotment option is exercised in full), or approximately $0.10 less than the per-unit offering price of $10.00 (approximately $0.13 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.90 (or approximately $9.87 per share if the over-allotment option is exercised in full). See “Risk Factors—If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than approximately $9.90 per share (or approximately $9.87 per share if the over-allotment option is exercised in full).”

Escrow of founders’ units and private placement warrants	On the date of this prospectus, the existing holders will place their founders’ units and, in the case of the sponsor, the private placement warrants, into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to limited exceptions described in “Principal Stockholders—Transfer Restrictions,” the founders’ units, private placement warrants or shares of common stock issued on exercise of the private placement warrants will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 375,000 units cancelled as described above or if we were to consummate a transaction after the business combination that results in all of the stockholders of the transaction having the right to exchange their shares of common stock for cash, securities or other property. If we are forced to liquidate, all of the existing holder’s units will be cancelled.

Additional transfer restrictions:	In addition to the restrictions described in “—Escrow of founders’ units and private placement warrants” above, the existing holders have agreed not to sell or transfer any of their founders’ units, founders’ shares or founders’ warrants (including the common stock to be issued upon the exercise of the founders’ warrants) for a period of one year from the date we consummate our initial business combination. Our sponsor also has agreed not to sell or transfer the private placement warrants (including the common stock to be issued upon exercise of the private placement warrants) until after we complete our initial business combination, other than to permitted transferees.

Each of our existing holders who is an employee of our sponsor, Bancorp or the Bank has agreed to resell his founders’ units to our sponsor at the original purchase price of $0.0087 per unit in the event that his employment with our sponsor, Bancorp or the Bank terminates for any reason prior to the time we consummate an initial business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.

Summary financial data

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	March 24, 2008
Balance sheet data:	Actual	As adjusted(1)

Working capital (deficiency)	$(52,000)	$95,561,427
Total assets	188,427	99,061,427
Total liabilities	177,000	3,500,000
Value of common stock which may be converted to cash ($9.90 per share)(2)	—	29,699,990
Stockholders’ (deficiency) equity	11,427	65,861,437

(1)	The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses related to this offering as well as the receipt of $3,300,000 from the sale of the private placement warrants. The “as adjusted” total assets include $3,500,000 being held in the trust account ($4,025,000 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

(2)	Assumes no exercise of the over-allotment option. Assuming the underwriters exercise their over-allotment option in full, the value of common stock which may be converted to cash is $34,051,490 (approximately $9.87 per share).

The working capital (as adjusted) amount, combined with the $3,500,000 of deferred underwriting discounts and commissions, include $99,000,000 to be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be approximately $9.90 per share (or approximately $9.87 per share if the underwriters exercise their over-allotment option in full), (ii) to the underwriters in the amount of $3,500,000 ($4,025,000 if the underwriters exercise their over-allotment option in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If we do not consummate an initial business combination, we will dissolve and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $2.0 million on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $75,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders. Subject to our obligations under Delaware law to provide for the claims of creditors, our existing holders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the founders’ shares.

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS ASSOCIATED WITH OUR BUSINESS

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering and the sale of the private placement warrants. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $50,000 in proceeds from this offering not held in trust and interest income earned of up to $2.0 million on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case we would be forced to dissolve and liquidate.

We must complete our initial business combination within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors before such date unless we consummate a business combination and only then in cases where investors have voted against the business combination and sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to

Risk factors

liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

Although, historically, blank check companies have used a 20% threshold for conversion rights, we have used a 30% threshold. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders is voted in favor of the business combination and public stockholders owning less than 30% of the shares included in the units being sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding approximately 29.99% of the shares included in the units being sold in this offering may vote against the initial business combination and exercise their conversion rights and we could still consummate the business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for those companies to consummate their business combination. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it will be easier for us to consummate a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 156 similarly structured blank check companies have completed initial public offerings since 2003, and numerous others have filed registration statements. Of these companies, only 48 companies have consummated a business combination, while 23 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 13 have liquidated. Accordingly, there are approximately 72 blank check companies with approximately $13.5 billion in the trust account that have filed registration statements and are or will be seeking to enter into a business combination. In addition, a number of blank check companies may consummate their business combinations in any industry they choose. This, compounded with the fact that we may consider business combinations in other sectors, will subject us to competition from a considerable number of other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 71 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

It may be more difficult for us to effectuate a business combination because we are limited to acquiring businesses whose activities are within those permitted to be undertaken by financial holding companies.

Because Bancorp is a registered bank holding company that elected to be treated as a financial holding company, and because we may be deemed to be an indirect subsidiary of Bancorp due to common management, we may only acquire businesses whose activities are within those permitted to be undertaken by financial holding companies under the applicable provisions of the BHCA as well as

Risk factors

Federal Reserve Board regulations and policies. These limitations may significantly reduce the number of businesses that we have to select from when effecting a business combination. As a result, we cannot assure you that we will be able to find an appropriate target business and effectuate a business combination within the required time periods. See “Proposed Business—Overview.”

Because we may be deemed to be a subsidiary of a financial holding company under the BHCA, we may be subject to Federal Reserve Board examination and supervision.

Because Bancorp is a registered bank holding company, the Federal Reserve Board has the authority to examine and supervise its operations, including the operations of its subsidiaries. Federal Reserve Board supervisory directives intended to mitigate systemic risk to the Bancorp could adversely affect our operations. As Bancorp elected to be treated as a financial holding company and because under the BHCA we may be deemed to be an indirect subsidiary of Bancorp due to common management, our activities will be limited to those permissible for a financial holding company. Moreover, the failure of Bancorp to maintain well-managed or well-capitalized status of the Bank could result in limitations on Bancorp and its subsidiaries, and could require Bancorp to cease to engage in any activity permissible for a financial holding company that is not an activity that is closely related to banking and permissible for a bank holding company which could result in the resignation of our senior management and Bancorp being required to divest itself of its interest in us.

If we liquidate before concluding an initial business combination, our public stockholders will likely receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will likely be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination. As a result, purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Our founders’ warrants are identical to the warrants sold in this offering except that (i) they only become exercisable after our consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination and (ii) they are non-redeemable. Our private placement warrants are identical to the warrants sold in this offering except that they may be exercised on a cashless basis and they are non-redeemable. Holders of warrants may not be able to exercise their warrants, the market

Risk factors

for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and the holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. Nevertheless, we expect that resales of the warrants as well as issuances of common stock by us upon exercise of a warrant may be made in every state because at the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). To the extent an exemption is not available, we will use our best efforts to register the underlying common stock in all states where the holders of our warrants reside. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed a “blank check” company under U.S. securities laws. However, because on successful consummation of this offering we will have net tangible assets in excess of $5.0 million and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, the SEC has taken the position that we are exempt from Rule 419 under the Securities Act which is designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Risk factors

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

➢	upon the consummation of this offering, $99,000,000, or $113,475,000 if the underwriters’ over- allotment option is exercised in full (comprised of (i) $92,200,000 of the net proceeds of this offering (or $106,150,000 if the underwriters’ over-allotment option is exercised in full), (ii) $3,500,000 of deferred underwriting discounts and commissions (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) and (iii) $3,300,000 of the proceeds from the sale of the private placement warrants), shall be placed into the trust account;

➢	prior to the consummation of our initial business combination, we must submit the initial business combination to our stockholders for approval;

➢	we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights;

➢	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;

➢	if we do not consummate our initial business combination within 24 months from the completion of this offering, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

➢	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

➢	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

➢	our audit committee must monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

➢	the audit committee must review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to Bancorp for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

In addition, we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion

Risk factors

from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our stockholders from a financial point of view.

Our amended and restated certificate of incorporation requires that before we consummate our initial business combination we must obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination in a way that will allow us to proceed only if not more than 30% of the shares sold in this offering (minus one share) vote against the proposed business combination and elect to be converted to cash.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than approximately $9.90 per share (or approximately $9.87 per share if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although before we complete our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.90 (or approximately $9.87 per share if the over-allotment option is exercised in full). Bancorp and our sponsor have agreed that they will be jointly and severally liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target. However, the agreement entered into by Bancorp and our sponsor specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Bancorp and our sponsor, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. To the extent that Bancorp and our sponsor refuse to indemnify us for a claim we believe should be indemnified, our officers and directors by virtue of their fiduciary obligations will be obligated to bring a claim against Bancorp and our sponsor to enforce such

Risk factors

indemnification. We have not asked Bancorp or our sponsor to reserve for such an eventuality, and we cannot assure you that they would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least approximately $9.90 per share (or approximately $9.87 per share if the over-allotment option is exercised in full) to our public stockholders.

Since we have not yet selected a particular target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the business in which we may ultimately operate.

Because we have not yet selected a particular target business with which to complete our initial business combination,, there is no current basis for you to evaluate the possible merits or risks of the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business—Effecting a Business Combination.”

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following our dissolution.

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2010 [24 months from the completion of this offering]. When we seek approval of an initial business combination, we will also seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. However, if the corporation complies with procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with the additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our dissolution. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably

Risk factors

adequate when we adopt our plan of dissolution and distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of our company to the extent of the distributions they receive.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete a business combination.

Of the net proceeds of this offering, no more than $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete a business combination. The funds held in trust will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or the Investment Company Act, having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. While we are entitled to have released to us for such purposes interest income earned on the funds in the trust account up to a maximum of $2.0 million, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds or raise additional investments from our officers and directors or others to operate, although our officers and directors are under no obligation to advance funds to, or to invest in, us. If we have insufficient funds available, we may be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

➢	our obligation to seek shareholder approval of a business combination may materially delay the consummation of a transaction;

➢	our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share), if exercised by dissenting stockholders, may materially reduce the resources we have available for a business combination; and

➢	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by some target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an

Risk factors

attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering, the sale of the founders’ units and the sale of the private placement warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering, and the sale of the additional founder’s warrants and the proceeds we will receive from the sale of the co-investment units are not sufficient to facilitate a particular business combination because:

➢	of the size of the target business;

➢	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

➢	the conversion rights of dissenting stockholders,

we will be required to seek additional financing which may not be available on acceptable terms, or at all. If we cannot obtain additional financing to consummate a particular business combination, we would be compelled to restructure or abandon the transaction and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the abandoned transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate an initial business combination, we may require additional capital—in the form of debt, equity, or a combination of both—to operate or grow any potential business we may acquire. We may be unable to obtain such additional capital. Other than the co-investment, none of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and forfeiture of the 375,000 founders’ units), there will be 71,700,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants and the private placement warrants), and all of the shares of preferred stock available for issuance. Other than the units sold in this offering and the private placement warrants, we have no other commitments as of the date of this offering to issue any additional

Risk factors

securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete an initial business combination. Our issuance of additional shares of common stock or any preferred stock:

➢	may significantly reduce your equity interest in us;

➢	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may, among other things, limit our ability to use any net operating loss carry-forwards we have, and may result in the resignation or removal of our officers and directors; and

➢	may cause the market price for our common stock to decline.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be reduced and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business or to finance the purchase price. If we issue debt securities, such issuances will increase interest expense for the post-combination business and may reduce our liquidity if:

➢	there is a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

➢	there is an acceleration of interest or principal, which could occur even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves and such covenants are breached without waiver or renegotiation;

➢	we are required to make immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand;

➢	we are unable to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness; or

➢	the debt securities contain covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of an initial business combination.”

The existing holders will collectively own approximately 20% of our shares of common stock and may influence certain actions requiring a stockholder vote.

The existing holders will collectively own approximately 20% of our issued and outstanding shares of common stock when this offering is completed. This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our existing holders and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

In addition, the existing holders have agreed, in connection with the stockholder vote required to approve our initial business combination, to vote all of their founders’ shares either for or against the initial business combination as determined by the totality of the stockholder vote and each of them

Risk factors

together has agreed that if any of them acquire additional shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. Accordingly, shares of common stock owned by the existing holders will not have the same voting or conversion rights as our public stockholders with respect to a potential initial business combination, and none of the existing holders will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. Any purchases of stock in the offering or following this offering will be based solely upon the judgment of such person or entity (and may be made to impact the shareholder vote to approve a business combination) and are expected to be effected through open market purchases or privately negotiated transactions. However, none of our existing holders has indicated to us any intent to purchase our securities in the offering or following the offering. Moreover, following the offering, we believe that our existing holders will often be in possession of material non-public information about us that will restrict their ability to make purchases of our securities.

Since our sponsor will lose its entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our sponsor may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their redemption rights in connection with such business combination.

The existing holders own 2,875,000 units (375,000 of which will be forfeited if the over-allotment is not exercised) which, assuming a value equal to the offering price of the units in this offering, would have an aggregate value of $28,750,000. These units will be worthless if we do not consummate a business combination. In addition, our sponsor entered into an agreement with us to purchase 3,300,000 warrants exercisable for our common stock (for an aggregate of $3,300,000), which will also be worthless if we do not consummate a business combination. Additionally, in the event we are forced to liquidate, to the extent the funds necessary to complete our liquidation are not available from the $50,000 held outside of the trust account or from the $2.0 million of interest earned that we may withdraw from the trust account, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our sponsor and Bancorp have agreed jointly and severally to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation. The excluded costs will remain our obligation and may become claims against the trust account.

Given the interest that our sponsor, Bancorp, and our and their officers and directors have in a business combination being consummated, it is possible that they will acquire securities from public stockholders (in the open market and/or in privately negotiated transactions) who would otherwise have elected to redeem their shares of our common stock in order to vote in favor of the proposed business combination and insure that the business combination will be approved, which could result in a business combination being approved even if, after the announcement of the business combination, 30% or more of our public stockholders would have elected to exercise their redemption rights, or more than 50% of our public stockholders would have voted against the business combination but for the purchases made by our sponsor. Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our sponsor. If our sponsor Bancorp or any of our or their officers and directors purchase shares in privately negotiated transactions from stockholders who have already cast votes against the proposed business acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposed

Risk factors

acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved. Any purchases by our sponsor or its officers and directors could therefore be deemed to be contrary to the intent of the foregoing shareholder protection mechanisms. All such purchases will be reported as required by applicable law and SEC regulations.

Because the founders’ shares will not participate in liquidation distributions by us, our sponsor, officers, directors and our management team may have a conflict of interest in deciding if a particular target business is a good candidate for an initial business combination.

Our sponsor, officers and directors have waived their right to receive distributions with respect to the founders’ shares if we liquidate because we fail to complete a business combination. In addition, our sponsor has entered into an agreement with us to purchase 3,300,000 warrants in a private placement. Those shares of common stock and all of the warrants owned by them will be worthless if we do not consummate our initial business combination.

The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of a business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of a business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders

Risk factors

promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

We may have only limited ability to evaluate the management of the target business.

We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies, including the requirement to maintain an effective system of internal controls. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value except where Bancorp or our or their affiliates, officers or directors has a financial interest. It is possible that any opinion that we do obtain could only be relied upon by our board of directors and not by our stockholders.

The initial target business that we acquire must have a fair market value equal to at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3,500,000 or $4,025,000 if the over-allotment option is exercised in full) at the time of our initial business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of our initial business combination. We have not had any preliminary discussions nor do we have any plans, agreements or commitments, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined in part upon standards generally accepted by the financial community). If our board is not able to independently determine that the target business has a sufficient fair market value, or if Bancorp or our or their affiliates, officers or directors has a financial interest in the target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. We expect that any such opinion would be included in our proxy solicitation materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. Although management has not consulted with any investment banker in connection with such an opinion, it is anticipated that the opinion shall only be relied upon by our board of directors and not by our stockholders. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it

Risk factors

believes that a target business meets the 80% threshold criterion, the board will provide stockholders with valuations or quantify the value of any target. Further, if we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination either to tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such initial business combination or to deliver their shares to the transfer agent electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC system, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares. In addition, there is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35.00 and it would be up to the broker whether or not to pass this cost on to the converting holder.

Certain of our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers are engaged in several other business endeavors, which we describe in “Management—Directors and Executive Officers,” and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a discussion of the potential conflicts of interest of which you should be aware, see “Management—Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor. As a result, we may miss out on a potential transaction.

Our sponsor or members of our management team and our directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

Our sponsor or members of our management and our directors are or may in the future become affiliated with other entities including other blank check companies engaged in business activities similar to those intended to be conducted by us. Due to these affiliations, they and our other directors

Risk factors

may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause them to have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor. As a result, we may miss out on a potential transaction.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing stockholder, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing stockholders, sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, that a business combination with such target business is fair to our stockholders from a financial point of view. For a discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see “Management—Conflicts of Interest.”

Our officers, directors, securityholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have adopted certain policies to reduce conflicts of interest including the following:

➢	In the event we seek to complete a business combination with affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA, that such a business combination is fair to our stockholders from a financial point of view.

➢	We will not to enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

➢	Our audit committee will review and approve all payments made to affiliates, other than the payment of an aggregate of $7,500 per month to Bancorp for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

However, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Risk factors

We may use resources in pursuing initial business combinations that are not consummated, which will reduce the resources available to pursue a subsequent initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If we decide not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if we agree to acquire a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which will reduce the resources available to us to pursue subsequent attempts to consummate an initial business combination.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers, directors and sponsor and our sponsor’s employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the up to $2.0 million of interest income from the trust account that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and sponsor could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, meaning our operations will depend on a single business.

The net proceeds from this offering and the sale of the additional founder’s warrants will provide us with approximately $95,500,000 (approximately $109,450,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the sum of the balance in the trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $3,500,000 or $4,025,000 if the underwriters’ over-allotment option is exercised in full). Because of the amount available to us, and the uncertainty of the availability of additional financing or the willingness of a target’s stockholders to accept our securities as part of the acquisition consideration, it is likely that we will acquire only one target business as our initial business combination. Other factors that may limit our initial business combination to one target business include the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on

Risk factors

a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required 80% threshold. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required subsequently to take write downs or write-offs, restructuring, and impairment or other charges.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, it may not uncover all material issues relating to a particular target business; moreover, factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our sponsor and officers and directors acquired their founders’ shares at a nominal price significantly contributes to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 30.7% or $3.07 per share (the difference between the pro forma net tangible book value per share after this offering of $6.93, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may reduce the market price at which our common stock would otherwise trade and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 10,000,000 shares of common stock (or 11,500,000 shares of common stock if the over-allotment option is exercised in full). The existing holders collectively hold warrants to purchase an aggregate of 6,175,000 shares of our common stock (including shares purchasable upon exercise of the 2,875,000 founders’ warrants, of which up to

Risk factors

375,000 may be forfeited if the underwriters’ over-allotment option is not exercised or is exercised in part, and the shares purchasable upon exercise of the 3,300,000 private placement warrants). If we seek to issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of our outstanding shares and which may reduce the value of the shares we seek to issue to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our existing holders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, (i) the existing holders can demand that we register the resale of the founders’ units, the founders’ shares and the founders’ warrants, and the shares of common stock issuable upon exercise of those warrants and (ii) our sponsor can demand that we register the private placement warrants and the shares of common stock issuable upon exercise of those warrants. The registration rights will be exercisable with respect to the founders’ units, the founders’ shares, the founders’ warrants and shares of common stock issuable upon exercise of those warrants, at any time commencing three months prior to the date on which the relevant securities are no longer subject to transfer restrictions, and with respect to the private placement warrants and the underlying shares of common stock at any time after the execution of a definitive agreement for an initial business combination. We will bear the cost of registering these securities. If the existing holders exercise their registration rights in full, there will be an additional 2,500,000 shares of common stock (assuming no exercise of the over-allotment option and assuming forfeiture of 375,000 founders’ units) and up to 5,800,000 shares (assuming no exercise of the over-allotment option and assuming forfeiture of 375,000 founders’ units) of common stock issuable on exercise of the warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor and our officers and directors are registered.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income and Estate Tax Consequences” for more detailed information.

Risk factors

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act, the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

➢	register as an investment company;

➢	adopt a specific form of corporate structure; and

➢	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in “government securities” and one or more money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination, we will offer each public stockholder (but not our sponsor or holders of founders’ shares or their permitted transferees with respect to any shares of common stock they owned before this offering) the right to have their shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Accordingly, if you purchase more than 10% of the shares included in the units being sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold your additional shares or sell them in the open market. We cannot assure you that the value of your additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

Risk factors

A determination as to whether a stockholder is acting in concert or as a “group” will be made by our management in the good-faith exercise of their business judgment by reference to filings of such public stockholders and their affiliates under the Exchange Act and applicable rules, regulations and judicial and regulatory interpretations thereof.

The loss of Betsy Cohen could impair our ability to identify and complete our initial business combination.

Our ability to consummate a business combination will depend to a large degree upon Betsy Cohen. We believe that our success depends on her continued service to us, at least until we have consummated a business combination. Due to her managerial roles and partial ownership of our sponsor, Mrs. Cohen has incentives to remain with us. Nevertheless, we do not have an employment agreement with her, or key-man insurance on her life. She may choose to devote her time to other affairs, or may become unavailable to us for reasons beyond her control, such as death or disability. The unexpected loss of her services for any reason could impair our ability to identify and complete our initial business combination.

The AMEX may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the AMEX upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the AMEX. Additionally, it is likely that the AMEX would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the AMEX does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

➢	a limited availability for market quotations for our securities;

➢	reduced liquidity with respect to our securities;

➢	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

➢	limited amount of news and analyst coverage for our company; and

➢	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to AMEX rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

The determination of the offering price of our units is arbitrary.

Before this offering, there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us. The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company.

Risk factors

If we acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

➢	tariffs and trade barriers;

➢	regulations related to customs and import/export matters;

➢	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

➢	cultural and language differences;

➢	foreign exchange controls;

➢	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

➢	deterioration of political relations with the United States; and

➢	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupation health and safety laws.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Foreign currency fluctuations could adversely affect our business and financial results.

In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Risk factors

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3,500,000 or $4,025,000 if the over-allotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

RISKS RELATED TO FINANCIAL TECHNOLOGY BUSINESSES

Business combinations with financial technology businesses may involve special considerations and risks. If we complete our initial business combination with a financial technology business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:

We may be subject to claims from both the firms to whom we provide our products and services and the clients they serve.

If the products or services we provide relate to the facilitation of financial transactions, such as funds or securities settlement systems, and a failure or compromise of our product or service results in loss to a customer or its clients, we may be liable for such loss. The amount of the loss could be significantly greater that the revenues we derived from providing the product or service.

If we are unable to keep pace with evolving technology and changes in the financial services industry, our revenues and future prospects may decline.

We expect that the markets for the products and services of any target business we acquire will likely be characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products and services embodying new technologies and the emergence of new industry standards can render existing products and services obsolete and unmarketable in short periods of time. We expect new products and services, and enhancements to existing products and services, will be developed and introduce by others, which will compete with the products and services that we offer. Our success will depend upon our ability to enhance current products and services and to develop and introduce new products and services that keep pace with technological developments and emerging industry standards. If we are unable to develop and introduce new products and services or enhancements in a timely manner, or if a release of a new product or service does not achieve market acceptance, our revenues and future prospects may decline.

Risk factors

Our ability to provide financial technology products and services to customers may be reduced or eliminated by regulatory changes.

We expect that the customer base for our products or services will be principally banks and other financial institutions such as insurance companies and securities firms, all of which are subject to extensive regulation. Any product or service we supply to these firms will likely be affected by and designed to comply with the customer’s regulatory environment. If the regulatory environment affecting a particular product or service changes, the product or service could become obsolete or unmarketable, or require extensive and expensive modification. As a result, regulatory changes may impair our revenues and our profitability. If we only provide a single product or service, a change in the applicable regulatory environment could cause a significant business interruption and loss of revenue until appropriate modifications are made. Moreover, if the regulatory change eliminates the need for the product or service, or if the expense of making necessary modifications exceeds our resources or available financing, we may be unable to continue in business.

Difficulties with any products or services we provide could damage our reputation and business.

We expect that market acceptance of our products and services will depend upon the reliable operation and security of our systems and their connection to the systems of our customers. Any operational or connectivity failures, system outages or security breaches would likely result in revenue loss to us until corrected and could result in client dissatisfaction, causing them to terminate or reduce their business dealings with us. It may also damage our business reputation, making it more difficult for us to obtain new customers and maintain or expand our business.

A failure to comply with privacy regulations could adversely affect relations with customers and have a negative impact on business.

Depending upon the type of financial technology business we acquire, in the course of providing services to our customers we may collect, process and retain sensitive and confidential information on our customers and their clients. A failure of our systems due to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other causes could result in the misappropriation, loss or other unauthorized disclosure of confidential customer information. Any such failure could result in damage to our reputation with our customers, expose us to the risk of litigation and liability, disrupt our operations, and impair our ability to operate profitably.

We may not be able to protect our intellectual property and we may be subject to infringement claims.

We expect to rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect any proprietary technology of a target business. Although we intend to protect vigorously any intellectual property we acquire, third parties may infringe or misappropriate our intellectual property or may develop competitive technology. Our competitors may independently develop similar technology, duplicate our products or services or design around our intellectual property rights. We may have to litigate to enforce and protect our intellectual property rights, trade secrets and know-how or to determine their scope, validity or enforceability, which is expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm our business and ability to compete.

Risk factors

We also may be subject to claims by third parties for infringement of another party’s proprietary rights, or for breach of copyright, trademark or license usage rights. Any such claims and any resulting litigation could subject us to significant liability for damages. An adverse determination in any litigation of this type could require us to design around a third party’s intellectual property, obtain a license for that technology or license alternative technology from another party. None of these alternatives may be available to us at a price which would allow us to operate profitably. In addition, litigation is time consuming and expensive to defend and could result in the diversion of the time and attention of management and employees. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims.

Cautionary note regarding forward-looking statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximate,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

➢	our ability to complete our initial business combination;

➢	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

➢	the allocation by our officers and directors of their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

➢	our potential ability to obtain additional financing to complete a business combination;

➢	the pool of prospective target businesses;

➢	the ability of our officers and directors to generate a number of potential investment opportunities;

➢	potential changes in control if we acquire one or more target businesses for stock;

➢	the potential liquidity and trading of the securities we issue in the offering;

➢	the listing or delisting of our securities from the AMEX or our ability to have our securities listed on the AMEX following our initial business combination;

➢	our use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

➢	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We caution you therefore to not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds

We estimate that the net proceeds of this offering, together with our sponsor’s $3,300,000 investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without over-	Over-allotment
	allotment option	option exercised

Offering gross proceeds	$100,000,000	$115,000,000
Additional founder’s warrants	3,300,000	3,300,000

Total gross proceeds	$103,300,000	$118,300,000

Offering expenses(1)(2)
Underwriting discount (7.0% of offering gross proceeds)(3)	$7,000,000	$8,050,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	4,520	4,520
FINRA registration fee	12,000	12,000
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	113,480	113,480

Total offering expenses	$7,750,000	$8,800,000

Proceeds after offering expenses	$95,550,000	$109,500,000
Net proceeds not held in trust account	(50,000)	(50,000)
Deferred underwriting discounts and commissions held in trust account(3)	3,500,000	4,025,000

Total held in trust account(3)	$99,000,000	$113,475,000

Proceeds held in trust account net of deferred underwriting discounts and commissions	$95,500,000	$109,450,000

Use of proceeds

		Percent of net proceeds
		not in trust and interest income
	Amount	earned on the trust account

Use of net proceeds not held in the trust account ($50,000) and up to $2.0 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(4)

Legal, accounting and other expenses, including due diligence expenses, and due diligence of the prospective target business by our affiliates, advisors, directors and officers, and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination	$1,000,000	48.78%
Payment to Bancorp for office space, administrative and support services (approximately $7,500 per month for up to two years)	180,000	8.78%
Legal and accounting fees relating to SEC reporting obligations	200,000	9.76%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), director and officer liability insurance premiums, brokers’ retainer fees, finder’s fees, consulting fees or other similar compensation	670,000	32.68%

Total(4)	$2,050,000	100%

(1)	A portion of the expenses have been or will be paid from a loan we received from our sponsor. This loan will be repaid out of the proceeds of this offering not being placed in the trust account or with interest income earned on the trust account balance.

(2)	Some of these expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth in this table. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an initial business combination based upon the level of complexity of that initial business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

(3)	The amount of underwriting discount and the amount held in the trust account include $3,500,000 (or $4,025,000 if the underwriters exercise their over-allotment option in full) that will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

(4)	We expect to fund our operating expenses from interest earned on the trust account and the initial $50,000 of net proceeds not held in the trust account. An aggregate $2.0 million of the interest income earned on the trust account will be released to us to fund our working capital requirements.

A total of approximately $99,000,000 (or approximately $113,475,000 if the underwriters exercise their over-allotment option in full), including $95,500,000 of the net proceeds from this offering and

Use of proceeds

the sale of the private placement warrants (or $109,450,000 if the underwriters exercise their over-allotment option in full) and $3,500,000 (or $4,025,000 if the underwriters exercise their over-allotment option in full) of deferred underwriting discounts and commissions will be placed in a trust account maintained by American Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income to be released to us (as described in more detail below), the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. If we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $3,500,000 (or $4,025,000 if the underwriters exercise their over-allotment option in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the sum of the balance in the trust account. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price—for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities—for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital. We intend to use the excess working capital for director and officer liability insurance premiums, with the balance being held in reserve for use if due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. Such working capital may include brokers’ retainer fees, finder’s fees, consulting fees or other similar compensation and reserves.

We have allocated $50,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $2.0 million of interest may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $2.0 million. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that, following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek additional capital from third parties. In such event, we might seek loans or additional investments from our officers or directors or other third parties. However, our officers and directors are under no obligation to advance funds to us or to invest in us.

We expect that due diligence of prospective target businesses will be performed by some or all of our existing holders and other Bancorp or Bank employees. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors and our sponsor and its employees will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due

Use of proceeds

diligence on a suitable initial business combination, and Bancorp will be entitled to receive payments of an aggregate of $7,500 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our officers, directors, sponsor or our or their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Reimbursement for such expenses will be paid by us out of the funds not held in trust as well as the interest income of up to $2.0 million earned on the trust account.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $2.0 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $2.0 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

As of March 24, 2008, our sponsor had loaned us a total of $100,000 evidenced by a promissory note, which was used to pay a portion of the expenses of this offering referenced in the line items above, including certain organizational expenses. This loan bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009. The promissory note defines ‘prime’ as the Prime Rate as published in the Money Rates section of the Wall Street Journal, Eastern Edition, printed edition. This note will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay Bancorp a total of $7,500 per month for office space, administrative services and secretarial support. This fee will commence once we complete this offering. We believe, based on rents and fees for similar services in the Philadelphia/Wilmington area that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

Use of proceeds

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The $50,000 of net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities” within the meaning of section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, less interest income released to us from the trust account in the manner described above, and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, less interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation. Should there be no such interest available or should those funds still not be sufficient, our sponsor and Bancorp have agreed jointly and severally to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation. The excluded costs will remain our obligation and may become claims against the trust account.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At March 24, 2008, our net tangible book value was a deficiency of $52,000 or approximately $(0.02) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 2,999,999 shares of common stock which may be converted into cash) at March 24, 2008, would have been $65,874,437, or $6.93 per share, representing an immediate increase in net tangible book value of $6.95 per share to the holders of the founders’ shares, and an immediate dilution of $3.07 per share, or 30.7%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $29,699,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 30% of the aggregate number of the shares sold in this offering minus one share at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $2.0 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (because no value is attributed to the warrants, the actual dilution may be higher as a result of the exercise of these warrants):

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	6.95

Pro forma net tangible book value after this offering		6.93

Dilution to new investors		$3.07

Dilution

The following table sets forth information with respect to our existing holders and the new investors, assuming the entire purchase price of the founders’ units is attributable to the founders’ shares and no value is attached to the founders’ warrants:

	Shares purchased		Total consideration		Average price
	Number	Percentage	Amount	Percentage	per share

Existing holders(1)	2,500,000	20.0%	$25,000	0.025%	$0.01
New investors	10,000,000	80.0%	100,000,000	99.975%	10.00

Total	12,500,000	100%	$100,025,000	100%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 375,000 founders’ units have been forfeited.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and the sale of the private placement warrants	$(52,000)
Net proceeds from this offering and the sale of the private placement warrants	95,550,000
Organizational and offering costs capitalized and excluded from tangible book value before this offering and the sale of the private placement warrants	63,427
Less: proceeds held in the trust account subject to conversion to cash	29,699,990

$65,861,437

Denominator:
Shares of common stock outstanding prior to the offering(1)	2,500,000
Shares of common stock included in the units offered in this offering	10,000,000
Less: shares subject to conversion	(2,999,999)

9,500,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 375,000 founders’ units have been forfeited.

Capitalization

The following table sets forth our capitalization on:

➢	an actual basis at March 24, 2008; and

➢	an as adjusted basis to give effect to the sale of our units, and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities.

	As of March 24, 2008
	Actual	As adjusted

		(unaudited)

Notes payable(1)	$100,000	$—
Deferred underwriting discounts and commissions held in trust account	—	3,500,000
Common stock, $0.0001 par value, 0 and 2,999,999 shares which are subject to possible conversion at conversion value(2)	—	29,699,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 2,875,000 shares issued and outstanding; 9,500,001 shares issued and outstanding (excludes 2,999,999 shares subject to possible redemption), as adjusted	288	950
Additional paid-in capital	24,712	65,874,060
Income (loss) accumulated during the development stage	(13,573)	(13,573)
Total stockholders’ equity	11,427	65,861,437

Total capitalization	$111,427	$99,061,427	(3)

(1)	A promissory note was issued in the amount of $100,000 to our sponsor. The note bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009.

(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 2,999,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ discounts and commissions), inclusive of any interest thereon (after taxes payable on such interest income and after amounts disbursed to us of up to $2,000,000 from interest income to fund working capital requirements), divided by the number of shares sold in this offering.

(3)	This amounts includes $3,500,000 that will be paid to the underwriters upon consummation of the initial business combination or, in the event we are forced to liquidate the trust account, such amount will be included in the liquidation distribution to our public stockholders.

Management’s discussion and analysis of financial condition and results of operations

We are a blank check company organized under the laws of the State of Delaware on February 12, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our ”initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

➢	may significantly reduce the equity interest of our stockholders;

➢	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

➢	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

➢	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

➢	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

➢	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

➢	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

RESULTS OF OPERATIONS AND KNOWN TRENDS OR FUTURE EVENTS

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the sale of the private placement warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the sale of the private placement warrants.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity needs have been satisfied to date through the receipt of $25,000 in stock subscriptions from the existing holders and a loan in the amount of $100,000 from our sponsor.

Management’s discussion and analysis of financial condition and results of operations

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of approximately $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), together with $3,300,000 from our sponsor’s investment in the private placement warrants, will be approximately $95,550,000 (or $109,500,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $95,500,000 (or $109,450,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $50,000, in either case, will not be held in the trust. An additional amount equal to 3.5% of the gross proceeds of this offering, or $3,500,000 ($4,025,000, if the underwriters’ over-allotment option is exercised in full), will also be held in the trust account and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering and the sale of the private placement warrants, the funds available to us outside of the trust account ($50,000), together with interest income of up to $2.0 million on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making up to $2,050,000 of expenditures as follows:

➢	approximately $1.0 million of expenditures for legal, accounting and other expenses, including due diligence expenses, and due diligence of the prospective target business by our affiliates, advisors, officers and directors, and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination;

➢	approximately $180,000 of expenditures in fees relating to our office space and certain general and administrative services;

➢	approximately $200,000 of expenditures in legal and accounting fees relating to our SEC reporting obligations; and

➢	approximately $670,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination for a proposed initial business combination), director and officer liability insurance premiums, brokers’ retainer fees, finder’s fees, consulting fees or other similar compensation and reserves.

A portion of the expenditures have been or will be paid from a loan in the amount of $100,000 we received from our sponsor. This loan, plus interest, will be repaid out of the proceeds of this offering not being placed in the trust account or with interest income earned on the trust account balance.

We believe the purchase price of $1.00 per warrant for the private placement warrants will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the private placement warrants. This belief is based on an analysis of the trading price of warrants for 73 similarly structured blank check companies where, between August 24, 2006 and February 8, 2008, the median warrant price was $0.74 and the mean warrant price was $0.75.

Management’s discussion and analysis of financial condition and results of operations

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $2.0 million on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. We may also need additional financing because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

CONTROLS AND PROCEDURES

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending as early as December 31, 2009, depending on our market capitalization. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the consummation of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

➢	staffing for financial, accounting and external reporting areas, including segregation of duties;

➢	reconciliation of accounts;

➢	proper recording of expenses and liabilities in the period to which they relate;

➢	evidence of internal review and approval of accounting transactions;

➢	documentation of processes, assumptions and conclusions underlying significant estimates; and

➢	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements including Section 404 and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on the effectiveness of our internal controls when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of the effectiveness of our internal controls by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal control and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of section 2(a)(16) of the Investment Company Act

Management’s discussion and analysis of financial condition and results of operations having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

RELATED PARTY TRANSACTIONS

As of March 24, 2008, our sponsor had loaned us a total of $100,000 evidenced by a promissory note, which was used to pay a portion of the expenses of this offering referenced in the line items above, including certain organizational expenses. This loan bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009. The promissory note defines ‘prime’ as the Prime Rate as published in the Money Rates section of the Wall Street Journal, Eastern Edition, printed edition. This note will be repaid out of the proceeds of this offering not being placed in the trust account. See also “Certain Transactions” for information on this note. In the ordinary course of business, our sponsor may loan additional funds to us.

We have agreed to pay Bancorp a monthly fee of $7,500 for general and administrative services, including office space and secretarial support. This fee will commence once the proposed offering is completed. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

OFF-BALANCE SHEET ARRANGEMENTS; COMMITMENTS AND CONTRACTUAL OBLIGATIONS; QUARTERLY RESULTS

As of March 24, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Proposed business

OVERVIEW

We are a blank check company organized under the laws of the State of Delaware on February 12, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We were organized by our sponsor, TBBK Acquisitions, a wholly-owned subsidiary of Bancorp. Bancorp is a bank holding company registered under the BHCA that qualifies and has elected to be treated as a financial holding company. For information concerning Bancorp, see “Proposed business—About Bancorp,” below. Under the BHCA, we may be deemed to be a subsidiary of Bancorp due to common management and, as a result, will be limited to engaging only in activities that are within those permitted to be undertaken by financial holding companies. These activities include the following:

➢	lending, exchanging, transferring, investing for others, or safeguarding money or securities;

➢	insuring, guaranteeing, or indemnifying against loss, harm, damage, illness, disability, or death, or providing and issuing annuities, and acting as principal, agent, or broker for purposes of the foregoing;

➢	providing financial, investment, or economic advisory services, including advising an investment company (as defined in section 3 of the Investment Company Act);

➢	issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

➢	underwriting, dealing in, or making a market in securities;

➢	other activities that the Federal Reserve Board, by order or regulation that is to be so closely related to banking or managing or controlling banks as to be a proper incident thereto, including:

➢	activities related to extending credit, including appraisal services, real estate equity financing, check guaranty services, collection services and credit bureau services;

➢	asset management, servicing and collection activities;

➢	specified securities brokerage, futures and related transactional services;

➢	management consulting and counseling activities; and

➢	data processing, storage and transmission services, facilities, databases, and advice.

Although we may consider a target business engaged in any activity permissible for a financial holding company, we currently intend to concentrate our efforts in identifying businesses that provide technological services to the financial services industry, and in particular businesses providing data processing, storage and transmission services, databases and payment and payment processing services to the extent permissible for a financial holding company.

We believe that these types of businesses are in line with the extensive combined financial services industry experience of our sponsor’s management team and the technology-based focus of Bancorp and the Bank. Bancorp and the Bank provide their banking services principally through the internet, using both proprietary systems developed by their staff as well as systems licensed to them by third parties. Bank customers access the Bank through the Bank’s website and, to a significantly lesser extent, through a call center, and access cash through automated teller machines. Bancorp and the Bank began operations in July 2000; at December 31, 2007, Bancorp had approximately $1.6 billion in total assets.

Proposed business

We will seek to capitalize on the significant banking, financial services and financial technology experience and contacts of our Chairman and Chief Executive Officer, Betsy Z. Cohen, our President, Frank M. Mastrangelo and our other directors and executive officers. Each of our executive officers and directors has significant networks of contacts throughout the investment community and with a variety of sources of potential targets. In addition to the experience and contacts of our management team and board of directors, we will have access to the resources of our sponsor, Bancorp. Bancorp is an independent financial services firm with a focus on providing technology-enabled financial services. We believe that Bancorp’s relationships with technology providers and its management’s deep understanding of financial services technology will aid in our sourcing and evaluating of acquisition candidates.

Mrs. Cohen has over 37 years of experience in the financial services industry and is currently Chief Executive Officer of Bancorp and Chief Executive Officer and Chairman of the Bank. Mrs. Cohen’s extensive background in financial services and in running public companies includes her roles as a director of Aetna, Inc., a New York Stock Exchange listed insurance and financial services company and Chairman of the Board of Trustees of RAIT Financial Trust, a New York Stock Exchange listed real estate investment trust. Mrs. Cohen was also founder and Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception through its sale to another bank.

Mr. Mastrangelo has over 16 years of experience in the financial services industry and is currently President, Chief Operating Officer and director of both Bancorp and the Bank. Mr. Mastrangelo also served as Senior Vice President and Chief Technology Officer for Jefferson Bank, which was a subsidiary of Jeff Banks, Inc., and had technology-related roles with PNC Bank, ROI Computer Services and The Annenberg Foundation.

About Bancorp

Bancorp’s principal asset is its wholly-owned subsidiary, the Bank, a Delaware state chartered banking corporation. Through the Bank, Bancorp provides a wide range of commercial and retail banking products and services to both regional and national markets. The Bancorp’s regional market is the greater Philadelphia-Wilmington metropolitan area, consisting of 12 contiguous counties in northern Delaware, eastern Pennsylvania and southern New Jersey. To serve these regional customers, the Bancorp provides a full range of commercial banking services, including a variety of deposit accounts, business loans and lines of credit, construction loans and equipment and vehicle leasing programs. Bancorp’s customers access its banking services through its website from any personal computer with a web browser, and obtain cash withdrawals from automated teller machines. As a result, Bancorp does not maintain a branch bank system. Nationally, Bancorp provides banking services to the members and employees of organizations or businesses, which it calls affinity group banking. Bancorp provides online banking under the name of and through the website of the affinity group, referred to as “private label” banking, and offers an affinity group the ability to customize the banking services offered on the website to respond to the needs and preferences of its members. As part of Bancorp’s national affinity group banking operations, it has developed a system for processing credit and debit card transactions for independent sales organizations and their merchant members and acquired a stored value, or prepaid debit, card business in November 2007. As of March 31, 2008, Bancorp had $1.6 billion in total assets, $1.4 billion in total loans, $1.3 billion in total deposits and $180 million of shareholders’ equity. Bancorp’s common stock trades on The NASDAQ Stock Market, or Nasdaq, under the symbol “TBBK.”

General

We are not presently engaged in, and we will not engage in, any operations following this offering until our initial business combination. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits

Proposed business

or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business

We do not have any specific initial business combination under consideration or contemplation and neither we nor any related party have, directly or indirectly, nor has anyone on our or any such party’s behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3,500,000, or $4,025,000 if the underwriters’ over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation.

We are not prohibited from using persons other than our existing holders to assist us in identifying potential target businesses and, accordingly, we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they or we are affiliated, including Bancorp, any finder’s fee or other compensation for services rendered

Proposed business

to us prior to or in connection with the consummation of an initial business combination, other than reimbursement for out-of-pocket expenses and an aggregate of $7,500 per month for office space, secretarial and administrative services. In addition, none of our officers or directors or any entity with which they are affiliated, including Bancorp, will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $3,500,000, or $4,025,000 if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In addition, we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our stockholders from a financial point of view.

In evaluating a prospective target business, our management will consider a variety of factors, including the following:

➢	financial condition and results of operations;

➢	growth potential;

➢	experience and skill of management and availability of additional personnel;

➢	capital requirements;

➢	stage of development of the business and its products or services;

➢	degree of current or potential market acceptance of the products or services;

➢	costs associated with effecting the business combination;

➢	industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates; and

➢	macro competitive dynamics in the industry within which each company competes.

These factors are not intended to be exhaustive and, to the extent relevant, we may analyze other considerations. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and review of financial and other information.

We cannot currently ascertain the amount of time we will require to select and evaluate a target business and to structure and complete the initial business combination, nor the costs associated with this process. We expect that due diligence of prospective target businesses will be performed by some or all of our existing holders and other Bancorp or Bank employees. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not completed will result in our incurring losses and will reduce the funds available to us to complete an initial business combination.

Proposed business

Fair market value of target business or businesses and determination of offering amount

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). While we anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business, we may, structure a business combination to acquire less than 100% of such interests or assets. If we acquire less than a 100% interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through an offering of debt or equity securities. Any issuance of equity securities could result in a reduction of the equity interest of our existing stockholders and, if a sufficient number of equity securities were issued, result in a change in control of our company. See “Risk Factors—If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.” Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements or formulated any plans to do so.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community such as actual and potential sales, earnings and cash flow and/or book value. If our board is not able to independently determine that the target business has a sufficient fair market value or if Bancorp or our or their affiliates, officers or directors has a financial interest in the target business, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments in the particular industry in which we operate after our initial business combination.

Proposed business

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Before we complete our initial business combination, we will submit the transaction to our stockholders for approval, even if we are not required to do so under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to permit our continued corporate existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if the required number of shares are voted in favor of both the initial business combination and the amendment to extend our corporate life. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination and the amendment to extend our corporate life, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from consummation of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on U.S. generally accepted accounting principles.

In connection with the stockholder vote required to approve our initial business combination, holders of the founders’ units have agreed to vote all of their founder’s shares in the same manner as a majority of

Proposed business

the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. In addition, the existing holders have agreed that if any of them acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. Any such purchases of common stock in this offering or following this offering will be based solely upon the judgment of such person or entity (and may be made to impact the shareholder vote to approve a business combination) and are expected to be effected through open market purchases or privately negotiated transactions. As a result, these persons will not be able to exercise the conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering. Following the offering, we believe that our existing holders will often be in possession of material non-public information about us that will restrict their ability to make purchases of our securities. We will proceed with our initial business combination only if a quorum is present at the stockholders’ meeting and, as required by our amended and restated certificate of incorporation, a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and stockholders owning no more than 30% of the shares sold in this offering (minus one share) vote against the business combination and exercise their conversion rights. Under the terms of the our amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of the our stockholders before consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 30% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that up to 30% of the shares sold in this offering (minus one share) may be converted to cash by public stockholders exercising their conversion rights and the business combination will still be able to go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert a stockholder’s shares, the stockholder must have also exercised the conversion rights described below.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. Stockholders who wish to exercise their conversion rights must

➢	vote against the business combination,

➢	demand that the company convert their shares into cash,

➢	continue to hold their shares through the closing of the business combination and

➢	then deliver their shares to our transfer agent.

In lieu of delivering their certificate, shareholders may deliver their shares to the transfer agent electronically using DTC’s DWAC system. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $2.0 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. We expect the initial per-share conversion price to be approximately $9.90 (or approximately $9.87 per share if the over-allotment option is exercised in full), or $0.10 less than

Proposed business

the per-unit offering price of $10.00 (approximately $0.13 less if the over-allotment is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights. A public stockholder may request conversion at any time after we mail the proxy statement to our stockholders and before the vote on the proposed initial business combination, but the request will not be granted unless the stockholder votes against our initial business combination and our initial business combination is approved and completed. If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Additionally, we may require public stockholders, whether they are a record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using the DWAC system, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination (which we intend would be a minimum interval of 20 days) to tender his, her or its shares if he, she or it wishes to seek to exercise his, her or its conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his, her or its broker and requesting delivery of his, her or its shares through the DWAC system, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipate. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would survive past the consummation of the business combination until the converting holder delivered his certificate. For the avoidance of any doubt we will not allow the traditional method of conversion for a blank check company. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting since the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, assuming a business combination is approved, the exercise of conversion rights would not result in any increased cost to shareholders when compared to the traditional process. However, if a business combination is not approved, shareholders will have incurred additional costs that they would not have otherwise incurred as a result of having already converted their shares.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for

Proposed business

conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). We anticipate that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who obtained their stock in the form of units and who subsequently convert their stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution and liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2010 [24 months from the completion of this offering]. If we consummate our initial business combination before then, we will seek to amend this provision in order to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

As promptly as practicable following dissolution, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority,

Proposed business

ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $2.0 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our sponsor and Bancorp have agreed jointly and severally to reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation. The excluded costs will remain our obligation and may become claims against the trust account.

Upon its receipt of notice from counsel that our existence has terminated, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. The existing holders have waived their right to participate in any liquidation distribution with respect to the founder’s shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and expend all of the $50,000 held outside the trust account, and without taking into account any interest earned on the trust account, or claims of creditors, if any, the initial per-share liquidation price will be approximately $9.90 (or approximately $9.87 per share if the over-allotment option is exercised in full), or approximately $0.10 less than the per-unit offering price of $10.00 (approximately $0.13 less if the over-allotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than approximately $9.90 (or approximately $9.87 per share if the over-allotment option is exercised in full). Although before we complete our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

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Bancorp and our sponsor have agreed that they will be jointly and severally liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our sponsor and Bancorp specifically provides for two exceptions to the indemnity given: there will be no liability for:

➢	any claimed amounts owed to a third party who executed a legally enforceable waiver, or

➢	any claims under our indemnification of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Bancorp and our sponsor, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. To the extent that Bancorp and our sponsor refuse to indemnify us for a claim we believe should be indemnified, our officers and directors by virtue of their fiduciary obligation will be obligated to bring a claim against our sponsor and Bancorp to enforce such indemnification. We have not asked Bancorp or our sponsor to reserve for such an eventuality, and we cannot assure you that it would be able to satisfy those obligations.

Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders before satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least approximately $9.90 per share (or approximately $9.87 per share if the over-allotment option is exercised in full) to our public stockholders.

A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business combination by               , 2010 [24 months from the completion of this offering] or if the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Before completing an initial business combination or liquidating, we are permitted to have released from the trust account only:

➢	interest income to pay income taxes on interest income earned on the trust account balance, and

➢	interest income earned of up to $2.0 million to fund our working capital requirements.

Certificate of Incorporation

Our amended and restated certificate of incorporation contains provisions designed to provide rights and protections to our public stockholders before we consummate a business combination, including:

➢	upon the consummation of this offering, $99,000,000 ($113,475,000 if the underwriters’ over-allotment option is exercised in full), including $92,200,000 of the net proceeds of this offering, $3,500,000 of deferred underwriting discounts and commissions (or $106,150,000 if the underwriters’ over-allotment option is exercised in full, $4,025,000 of deferred underwriting

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discounts and commissions) and $3,300,000 of the proceeds from the sale of the private placement warrants will be placed into the trust account;

➢	before we consummate our initial business combination, we must submit it to our stockholders for approval;

➢	we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders’ meeting, and public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights;

➢	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of the initial business combination;

➢	if we do not consummate our initial business combination within 24 months from the completion of this offering, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

➢	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

➢	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

➢	our audit committee must monitor our compliance with the terms of this offering on a quarterly basis and, if it identifies any noncompliance, take all action necessary to cause our compliance;

➢	the audit committee must review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $7,500 per month to Bancorp for office space, secretarial and administrative services, and any payments made to members of our audit committee must be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

➢	we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, that a business combination with such target business is fair to our stockholders from a financial point of view.

Under our amended and restated certificate of incorporation, we must obtain unanimous consent of our stockholders to amend these provisions before we consummate our initial business combination. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be

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converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward. This requirement that public stockholders owning no less than 30% of the shares (minus one share) sold in this offering may exercise conversion rights if we consummate a business combination differentiates us from other blank check companies with similar business plans as ours since such other blank check companies typically only allow public stockholders owning up to 20% of the shares (minus one share) to exercise conversion rights. Depending on how many shares are ultimately converted, this distinction could result in (i) an initial business combination being approved which would not otherwise have been approved if we had the typical conversion threshold (ii) requiring us to use substantially all of the cash in the trust account to pay the purchase price of an initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect and (iii) less cash available to use in furthering our business plan following a business combination. We have set the conversion percentage at 30% (minus one share) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. Accordingly, we believe the 30% threshold benefits those stockholders who ultimately vote to approve a business combination since it will make the requirement to approve a business combination less onerous while at the same time those stockholders who seek to exercise conversion rights will not be significantly impacted since they will still be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. In addition, we believe any shortfall in funds in the trust account as a result of the higher conversion threshold is negated by the proceeds we will receive from the co-investment. If necessary we will seek to obtain additional financing either to consummate our initial business combination and/or to fund our operations following a business combination in which case we may issue additional securities or incur debt.

COMPARISON OF THIS OFFERING TO THOSE OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a Rule 419 offering

Escrow of offering proceeds	$99,000,000 of the proceeds of this offering and the purchase of the private placement warrants, including $3,500,000 in deferred underwriting discounts and commissions, will be deposited into a trust account to be maintained by American Stock Transfer & Trust Company.	$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

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	Terms of our offering	Terms under a Rule 419 offering

Investment of net proceeds	The $99,000,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $2.0 million that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $75,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering

Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts of $3,500,000) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

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	Terms of our offering	Terms under a Rule 419 offering

Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities—Units.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or 12 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

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	Terms of our offering	Terms under a Rule 419 offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of up to $2.0 million previously released to us to fund our working capital requirements. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor.
Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

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	Terms of our offering	Terms under a Rule 419 offering

Business combination deadline	If we are unable to complete a business combination by , 2010 [24 months from the completion of this offering], we will automatically dissolve and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $2.0 million on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

COMPETITION

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This

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inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

➢	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

➢	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

➢	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by some target businesses; and

➢	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the sum of the balance of the trust account plus the proceeds of the co-investment at the time of the acquisition (excluding deferred underwriting discounts and commissions of $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

FACILITIES

Our executive offices are currently located at 405 Silverside Road, Wilmington, Delaware 19809. The cost for this space is included in the $7,500 per-month fee described above that Bancorp charges us for general and administrative services. We believe, based on rents and fees for similar services in the Philadelphia/Wilmington area that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

EMPLOYEES

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND FINANCIAL INFORMATION

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on U.S. generally accepted accounting principles (or reconciled to U.S. GAAP) for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2010. A target company may not be in compliance with the provisions

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of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete and transition any such acquisition.

LEGAL PROCEEDINGS

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

Management

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position(s)

Betsy Z. Cohen	66	Chairman of the Board of Directors and Chief Executive Officer
Frank M. Mastrangelo	40	President and Director
Martin F. Egan	40	Chief Financial Officer and Secretary
Walter T. Beach	41	Director
Michele A. Fitzpatrick	49	Director
T. Stephen Johnson	58	Director
Raymond Moyer	47	Director

Betsy Z. Cohen has been Chief Executive Officer and the Chairman of our Board since our inception. Mrs. Cohen has been Chief Executive Officer of both Bancorp and the Bank since September 2000 and Chairman of the Bank since November 2003. She has served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust (NYSE: RAS) since its founding in August 1997, and as RAIT’s Chief Executive Officer from August 1997 to December 2006. Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen was chairman and chief executive officer of JeffBanks, Inc. from its inception in 1981 and also served as chairman and chief executive officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (NYSE: AET), an insurance company.

Frank M. Mastrangelo has been President and a director since our inception. Mr. Mastrangelo has been the President, Chief Operating Officer and a director of both Bancorp and the Bank since 1999. From 1995 through 1999 he was a Senior Vice President and the Chief Technology Officer for Jefferson Bank. From 1993 to 1995, he was an Assistant Vice President and systems specialist with PNC Bank, Family Wealth Management Division. From 1993 to 1994, he was a technical representative for ROI Computer Services, Inc. and, from 1988 to 1993, a systems manager for The Annenberg Foundation.

Martin F. Egan has been Chief Financial Officer and Secretary since our inception. Mr. Egan has been Senior Vice President, Chief Financial Officer and Secretary of both Bancorp and the Bank since 1999. From 1994 through 1999, he was controller of Jefferson Bank of New Jersey and, from 1997, Vice President and Controller of Jefferson Bank. From 1992 to 1994, he was a senior accountant at Hitech Communications, Inc., a telecommunications company.

Walter T. Beach has been a director since February 2008. Mr. Beach has been a director of both Bancorp and the Bank since 1999. Mr. Beach has been the Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm, where he was, beginning in 1994, responsible for the firm’s investment decisions for its principal equity product. From 1992 to 1993, he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm. From 1991 to 1992 he was an analyst at Industry Analysis

Management

Group, an industry and economic consulting firm. Mr. Beach is also a director of Resource Capital Corp. (NYSE: RSO), a real estate investment trust and RAI Acquisition Corp., a blank check company that intends to focus on acquisitions in the financial services industry other than extensively regulated businesses such as banks, insurance companies, registered broker-dealers and their holding companies.

Michele A. Fitzpatrick has been a director since February 2008. Since June 2007 Ms. Fitzpatrick has been acting as an independent adviser to The Carlyle Group, Investcorp Technology Partners and other private equity groups. From 2003 to 2006, Ms. Fitzpatrick was Chief Executive Officer of Trema AB, a provider of treasury and capital market management software for businesses and financial institutions, where she oversaw Trema’s merger and integration with WallStreet Systems Inc. From 2001 to 2002, she was President Europe and General Manager of Network Associates Inc., now known as McAfee Inc. (NYSE: MFE), a provider of computer and network security software and services, where she ran the company’s European operations. From 1997 to 2001, she was Senior Vice President for General Business of Oracle Corporation (NASDAQ: ORCL), where she built its European mid-market business and ran its internet direct sales division. Ms. Fitzpatrick is currently serving on the board of a Swiss company, Actant Gmbh, and she has been repeatedly included as an innovator in US “Treasury & Risk” magazine’s annual listing of the 100 most influential leaders in finance.

T. Stephen Johnson has been a director since February 2008. He is currently Chairman of T. Stephen Johnson and Associates, a financial consulting and investment banking firm that he founded in 1986. Mr. Johnson has been the Chairman of Bank of Atlanta since 2006, a director of Avenue Bank, Nashville, Tennessee, since 2007 and a director of NHB Holdings, Salt Lake City, Utah, a bank holding company, since 2005. In addition, in 1998 Mr. Johnson founded and is currently Chairman Emeritus of Directo, Inc., a provider of customized prepaid payment and pay card programs; Chairman of TeamStaff, Inc. (NASDAQ: TSTF), a company specializing in medical staffing and administrative/logistics services, a position he has held since 2001; and, since 2007, Chairman of Deposit Solutions, Inc., a transaction processing company. Since 1987, Mr. Johnson has been a director of eight different federal financial institutions and was a member of the Carter Center Board of Councilors from 1999 to 2007. Mr. Johnson has also been a member of Board of Trustees of the Georgia Tech College of Management since 2004.

Raymond Moyer has been a director since February 2008. Mr. Moyer has been President and Chief Executive Officer of Electronic Payment Exchange, a provider of integrated payment solutions and payment security services, since 2004. From 2002 to 2004 , he was Chief Executive Officer of InterCept Payment Services, a company that provided credit card and debit card transaction processing services. From 1992 to 1999, Mr. Moyer was President of Electronic Check Services, Inc., a payment services company and, from 1999 to 2001, he was Chief Executive Officer of EPX, a company formed for the purpose of acquiring Electronic Check Services. From 1989 to 1992, he was President of Univenture, Inc., a manufacture and distributor to the food service industry. From 1986 to 1989, he was manager of M&A activity for the Mid Atlantic Region for Allied Investment Bankers. Mr. Moyer is also Chairman of the Board of Blue Square Energy, Inc., a manufacturer of solar energy photovoltaic cells and a member of the Board of Directors for Exception Care for Children, a non-profit, providing long term and hospice care to medically fragile children.

PRIOR ACQUISITION EXPERIENCE OF MANAGEMENT

Senior management of our company has significant experience in identifying target financial services businesses, directing the due diligence examination of a target business, negotiating the terms of the transaction and consummating the acquisition. At Bancorp, Mrs. Cohen, Mr. Mastrangelo and Mr. Egan were jointly responsible for the acquisition in 2007 of a stored value card business with approximately $117 million in assets and an automobile leasing business with approximately $27.2 million in assets. While at JeffBanks, Inc., Mrs. Cohen was responsible for the acquisition of five banks, with assets ranging from approximately $61 million to $229.6 million. In addition,

Management

Mrs. Cohen was responsible for the sale of JeffBanks, Inc., which then had total assets of approximately $1.7 billion, to Hudson United Bancorp.

NUMBER AND TERMS OF OFFICE OF DIRECTORS

Upon the consummation of this offering, our board of directors will consist of six directors. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, except for Mr. Beach, none of these individuals has been or is currently a principal of or affiliated with a blank check company. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

EXECUTIVE OFFICER COMPENSATION

None of our executive officers or directors has received or will receive any fees, reimbursements, cash payments or compensation of any kind for service rendered before or in connection with the consummation of our initial business combination other than:

➢	repayment of a loan in the amount of $100,000, plus interest, made to us by our sponsor to cover offering-related and organizational expenses,

➢	reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination and

➢	payment to Bancorp of $7,500 per month for office space and secretarial and administrative services.

Our audit committee will review and approve all payments made to our sponsor, officers, directors or our of their affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our Chairman and Chief Executive Officer and other officers following the initial business combination will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board, in accordance with the rules of the AMEX.

DIRECTOR INDEPENDENCE

The AMEX requires that a majority of our board must be composed of “independent directors.” An independent director is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of a company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Our board of directors has determined that Messrs. Beach, Johnson and Moyer and Ms. Fitzpatrick, are “independent directors” as such term is defined in the rules of the AMEX and Rule 10A-3 of the Exchange Act.

Management

We have agreed that we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our stockholders from a financial point of view.

BOARD COMMITTEES

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of          ,           and           with           serving as chair. As required by the rules of the AMEX, each of the members of our audit committee is able to read and understand fundamental financial statements, and we consider           to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and AMEX rules, respectively. The responsibilities of our audit committee will include:

➢	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

➢	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm, pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services and monitoring the independence of the independent registered public accounting firm;

➢	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

➢	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

➢	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

➢	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

➢	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

➢	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;

➢	reviewing and approving all related-party transactions; and

➢	reviewing and approving all payments made to our sponsor, officers, directors and affiliates, other than the payment of an aggregate of $7,500 per month to Bancorp for office space, secretarial and administrative services, for costs incurred in identifying potential target businesses. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Management

Corporate Governance and Nominating Committee

On completion of this offering, our corporate governance and nominating committee will consist of          , and          with           serving as chair. The functions of our corporate governance and nominating committee include:

➢	recommending qualified candidates for election to our board of directors;

➢	evaluating and reviewing the performance of existing directors;

➢	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

➢	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

CODE OF ETHICS AND COMMITTEE CHARTERS

We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

CONFLICTS OF INTEREST

Investors should be aware of the following conflicts of interest:

➢	Members of our management team and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

➢	Our sponsor or members of our management team and our directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us. In particular, Mr. Johnson is currently a director of two financial institutions, chairman of a third financial institution and chairman of a financial consulting and investment banking firm; and Mr. Moyer is currently the president and chief executive officer of a provider of integrated payment solutions and payment security services. Also, following our initial business combination, our right of first review agreement with Bancorp, of which Mrs. Cohen and Messrs. Egan and Mastrangelo are officers or directors, will expire. See “Management — Directors and Executive Officers.” As a result, they may have conflicts of interest in allocating business opportunities to us.

➢	The interest of members of our management team and directors in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Management

➢	Members of our management team and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such member of our management team or director were included by a target business as a condition to any agreement with respect to an initial business combination.

Except for the right of first review agreement between us and Bancorp, we do not have a policy that expressly prohibits Bancorp, the Bank, our sponsor, or our or their officers or directors from engaging for their own account in business activities of the type in which we may engage (that is, those activities that are permitted to be undertaken by financial holding companies). Accordingly, these persons may have an interest in transactions in which we are involved and may also compete with us.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

➢	the corporation could financially undertake the opportunity;

➢	the opportunity is within the corporation’s line of business; and

➢	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, which we describe in “Management—Directors and Executive Officers,” our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor and we currently do not have in place a policy for resolving such conflicts.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. Members of our management team have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See “Management—Directors and Executive Officers.”

To minimize certain conflicts of interest, we have agreed that we will not enter into our initial business combination with any target business in which Bancorp or any of our or their affiliates, officers or directors has a financial interest, without the approval of a majority of our independent and disinterested directors and unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our stockholders from a financial point of view. We expect that any such opinion would be included in our proxy solicitation materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. Although management has not consulted with any investment banker in connection with such an opinion, it is anticipated that the opinion shall only be relied upon by our board of directors and not by our stockholders. See “Risk Factors—We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target has sufficient fair market value except where Bancorp or our or their affiliates, officers or directors has a financial interest. It is possible that any opinion we do obtain could only be relied upon by our board of directors and not by our stockholders.”

Principal stockholders

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of March 25, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

➢	each beneficial owner of more than 5% of our outstanding shares of common stock;

➢	each of our officers and directors; and

➢	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founder’s warrants or the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Before offering		After offering
	Number of	Percentage		Percentage
	shares before	of		of
	offering and	outstanding		outstanding
	private	common	Number of	common
Name and address of beneficial owners(1)	placement	stock	shares(2)	stock

Directors
Betsy Z. Cohen	287,500	10.00%	250,000	2.00%
Frank M. Mastrangelo	215,625	7.50%	187,500	1.50%
Walter T. Beach	71,875	2.50%	62,500		*
Michele A. Fitzpatrick	71,875	2.50%	62,500		*
T. Stephen Johnson	71,875	2.50%	62,500		*
Raymond Moyer	71,875	2.50%	62,500		*
Non-Director Executive Officers
Martin F. Egan	32,344	1.13%	28,125		*
All directors and officers as a group (7 persons)	822,969	28.63%	715,625	5.73%
Other Owners of 5% or More of Outstanding Shares
TBBK Acquisitions I, LLC	1,509,375	52.50%	1,312,500	10.50%
Daniel G. Cohen	143,750	5.00%	125,000	1.00%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals or entities is 405 Silverside Road, Wilmington, DE 19809.

(2)	Assumes (i) no exercise of the underwriters’ over-allotment option and (ii) forfeiture of 375,000 of founders’ units.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain their percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Transfer Restrictions

We, our existing holders and Bancorp have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, we may not issue any new units, shares of common stock or

Principal stockholders

warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of UBS Securities LLC, until or in connection with the consummation of our initial business combination. Additionally, our existing holders have agreed not to enter into any agreement to sell or transfer any of their common stock held before the completion of this offering, if any, until one year after the consummation of our initial business combination, and any of their private placement warrants, until after the consummation of our initial business combination. This consent may be given at any time without public notice. However, if (i) during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or (ii) before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Additionally, other than our sponsor, each of our existing holders has agreed, and their permitted transferees will agree, to resell his, her or its founders’ units to our sponsor at the original purchase price of $0.0087 per unit in the event that his, her or its employment with us, Bancorp or any of our or its affiliates terminates for any reason prior to the time we consummate an initial business combination.

Certain transactions

On March 10, 2008, we issued 2,875,000 units to the existing holders for $25,000 in cash, an amount customary as the investment upon formation of a blank check company. This includes 375,000 units that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised or is exercised in part so that the existing holders will collectively own 20% of our units after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of them purchase units in this offering).

The founders’ units are identical to those sold in this offering, except that:

➢	the existing holders have agreed to vote all of their founders’ shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination;

➢	the existing holders have agreed that the founders’ shares will not participate with the common stock included in the units sold in this offering in any liquidating distribution; and

➢	the founders’ warrants included therein will:

➢	only become exercisable after our consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination; and

➢	be non-redeemable so long as they are held by the founders and their permitted transferees.

We have entered into an agreement with our sponsor pursuant to which it will purchase an aggregate of 3,300,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $3,300,000. The private placement will occur immediately before completion of this offering. The proceeds from the investment in the private placement warrants will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $3,300,000 will be part of the liquidation distribution to our public stockholders, and the warrants will expire worthless. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act.

We will also enter into an agreement with each of the existing holders granting them the right to demand that we register (i) the resale of the founders’ units, the founders’ shares, the founders’ warrants as well as the shares of common stock issuable upon the exercise of the founders’ warrants and (ii) with respect to our sponsor, the resale of the private placement warrants and the shares of common stock issuable upon exercise of the private placement warrants. The registration rights will be exercisable with respect to the founders’ units, founders’ shares, founders’ warrants (including shares issuable upon exercise of such warrants), at any time commencing three months before the date on which they are no longer subject to the transfer restrictions described above and with respect to the private placement warrants and the shares of common stock issuable upon exercise of such warrants, at any time after the execution of a definitive agreement for an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities—Securities Eligible for Future Sale—Registration rights” for additional information.

As of March 24, 2008, our sponsor had loaned us a total of $100,000 evidenced by a promissory note, which was used to pay a portion of the expenses of this offering referenced in the line items above, including certain organizational expenses. This loan bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009. The promissory note defines ‘prime’ as the Prime Rate as published in the Money Rates section of the Wall Street Journal, Eastern Edition, printed edition. This note will be repaid out of the proceeds of this offering not being placed in the trust account.

Certain transactions

We have agreed to pay Bancorp a monthly fee of $7,500 for office space and administrative services, including secretarial support. This fee will commence once the proposed offering is completed. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our officers, directors and affiliates, including Bancorp and its employees, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $2.0 million on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our officers, directors and affiliates, other than the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.0 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. We have entered into a business opportunity right of first review agreement with Bancorp that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities identified by Bancorp or any of its affiliates relating to companies that are not publicly traded on a stock exchange or over-the-counter market with an enterprise value of over $60 million. Bancorp will first offer, or cause to be offered, any such business opportunity to us, and Bancorp will not, and will cause each other business entity under its management not to, pursue such opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. Other than reimbursable out-of-pocket expenses payable to our officers and directors and Bancorp and an aggregate of $7,500 per month paid to Bancorp for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees or any other forms of compensation, including but not limited to stock options, will be paid to any of our officers or directors or their affiliates.

Description of securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. Assuming no exercise of the underwriters’ over-allotment option and forfeiture of the 375,000 founder’s units, 12,500,000 shares of our common stock will be outstanding following this offering. No shares of preferred stock are or will be outstanding immediately following this offering. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

UNITS

Public Stockholder Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Founders’ Units

The existing holders purchased an aggregate of 2,875,000 of our units for an aggregate purchase price of $25,000 in a private placement. This includes up to 375,000 units that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised or is exercised in part so that the existing holders will collectively own 20% of our units after consummation of this offering and exercise or expiration of the over-allotment option (assuming none of them purchase units in this offering). Each unit consists of one share of common stock and one warrant. The founders’ units are identical to the units sold in this offering, except that:

➢	the existing holders have agreed to vote all of their founders’ shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination;

Description of securities

➢	the existing holders have agreed that the founders’ shares will not participate with the common stock included in the units sold in this offering in any liquidating distribution;

➢	the initial founders’ warrants included therein will:

➢	only become exercisable after our consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination; and

➢	be non-redeemable so long as they are held by the founders and their permitted transferees.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants will not be issued pursuant to a registration statement, the warrant agreement provides that the founders’ warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Pursuant to a registration rights agreement between us and the existing holders, the founders’ units, the founders’ shares and the founders’ warrants and shares issuable upon exercise thereof will be entitled to certain registration rights at any time commencing three months prior to the date that they are no longer subject to transfer restrictions.

Our existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their founders’ units, founders’ shares or founders’ warrants (including the common stock to be issued upon exercise of the founders’ warrants) for a period of one year from the date of the consummation of a business combination.

Each of our existing holders who is an employee of our sponsor, Bancorp or the Bank has agreed to resell his founders’ units to our sponsor at the original purchase price of $0.0087 per unit in the event that his employment with our sponsor, Bancorp or the Bank terminates for any reason prior to the time we consummate an initial business combination.

The existing holders are permitted to transfer their founders’ units, founders’ shares or founders’ warrants (including the common stock to be issued upon exercise of the founders’ warrants) to:

➢	our officers or directors or any affiliates or family members of any of our officers or directors;

➢	an immediate family member of a holder of founders’ units or a trust, the beneficiary of which is an immediate family member of a holder of founders’ units, an affiliate of the holder of founders’ units or to a charitable organization, who in each case receives such securities as a gift;

➢	to any person who receives such securities by virtue of the laws or descent and distribution upon death of the existing holder; or

➢	to any person who receives such securities pursuant to a qualified domestic relations order;

provided, however, that any permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and, in the case of the units subject to forfeiture, agree to the forfeiture of such units, pro rata with the other founders’ units, to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the founders’ units (including founders’ shares and founders’ warrants) are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company. Any transfer to a permitted transferee will be in a private transaction exempt from registration under the Securities Act.

Description of securities

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

COMMON STOCK

General

As of the date of this prospectus, there were 2,875,000 shares of our common stock outstanding. This includes an aggregate of up to 375,000 founders’ units that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised or is exercised in part so that the founders’ units constitute 20% of our issued and outstanding units after consummation of this offering. On closing of this offering and the sale of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option and forfeiture of the 375,000 founders’ units), 12,500,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, the existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public stockholders, and each of them have also agreed that if they acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. Any such purchases of common stock following this offering will be based solely upon the judgment of such person or entity (and may be made to impact the shareholder vote to approve a business combination) and are expected to be effected through open market purchases or privately negotiated transactions. As a result, none of our existing holders will be able to exercise the conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. Following the offering, we believe that our sponsor and our officers and directors will often be in possession of material non-public information about us that will restrict their ability to make purchases of our securities. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present.

We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders

Description of securities

owning no more than 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will be paid only from funds held outside of the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.0 million on the trust account balance previously released to us to fund our working capital requirements) if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

DIVIDENDS

We have not declared or paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

PREFERRED STOCK

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each

Description of securities

series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

WARRANTS

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment, as discussed below, at any time commencing on the later of:

➢	the completion of our initial business combination; or

➢	twelve months from the closing of this offering,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

Once the warrants become exercisable, we may call the warrants for redemption:

➢	in whole and not in part,

➢	at a price of $.01 per warrant,

➢	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

➢	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the above conditions to our exercise of redemption rights with the intent of:

➢	providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

➢	providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $14.25 trigger price or the warrant exercise price

Description of securities

after the redemption notice is issued and the price may in fact decline as a result of the limited liquidity following any such call for redemption. On and after the date specified in the notice of redemption, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrants upon surrender of the warrant.

The warrants will be issued in registered form under the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Under the warrant agreement, we have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed. However, we cannot assure you that we will be able to register such common stock or maintain a current prospectus relating to the common stock. The market for the warrants may be limited and the warrants may have no value if the warrants cannot be exercised because we do not have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

Founders’ Warrants

The founders’ warrants are substantially similar to those being issued in this offering, except that the founders’ warrants will:

➢	only become exercisable after our consummation of a business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination; and

➢	be non-redeemable so long as they are held by the initial stockholders or their permitted transferees.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’

Description of securities

warrants will not be issued pursuant to a registration statement, the warrant agreement provides that the founders’ warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

The holders of the founders’ units have agreed not to sell or otherwise transfer any of their founders’ warrants (including the common stock to be issued upon exercise of the founders’ warrants) for a period of one year from the date of the consummation of a business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See “Principal Stockholders—Transfer Restrictions.” In addition, at any time commencing three months prior to the time they are no longer subject to transfer restrictions, the founders’ warrants and the shares of common stock issuable upon exercise of the founders’ warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Private Placement Warrants

The private placement warrants are identical to those being issued in this offering, except that the private placement warrants:

➢	will be exercisable by payment of cash or on a cashless basis so long as they are held by the original purchaser or its permitted transferees; and

➢	are not subject to redemption by us.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement, the warrant agreement provides that the private placement warrants may not be exercised unless an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

Our sponsor has agreed that it will not sell or transfer the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) until after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. See “Principal Stockholders—Transfer Restrictions.” In addition, at any time after the execution of a definitive agreement for an initial business combination, the private placement warrants and the shares of common stock issuable upon exercise of the private placement warrants will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $3,330,000 purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Description of securities

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

Description of securities

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 375,000 founders’ units), we will have 12,500,000 shares of common stock outstanding. Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

On November 15, 2007, the SEC adopted amendments to Rule 144. These amendments became effective on February 15, 2008. Rule 144, as amended, is described below.

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the availability of current information.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through AMEX during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition, Rule 144 does permit reliance on Rule 144 for resales by a securityholder when:

➢	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

➢	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

Description of securities

➢	the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K; and

➢	at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the founders’ units, the common stock and warrants included in such units, the private placement warrants and the common stock issuable upon exercise of such warrants may not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied.

Registration rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with each of the existing holders granting (i) the right to demand that we register the resale of the founders’ units, the founders’ shares, the founders’ warrants as well as the shares of common stock issuable upon the exercise of the founders’ warrants and (ii) the right to demand that we register the resale of the private placement warrants and the shares of commons tock issuable upon exercise of the private placement warrants. The registration rights will be exercisable with respect to the founders’ units, founders’ shares and founders’ warrants (including shares issuable upon exercise of such warrants) at any time commencing three months before the date on which they are no longer subject to the transfer restrictions described in “Principal Stockholders—Transfer Restrictions,” and with respect to the private placement warrants and the shares of common stock issuable upon exercise of such warrants, at any time after the consummation of our initial business combination. In addition, our sponsor and certain of our officers and directors each has “piggy-back” registration rights on registration statements filed subsequent to the date on which the founders’ units and the founders’ shares are no longer subject to the lock-up agreement, or, with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. Permitted transferees will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

LISTING

Currently, there is no public market for our units, common units or warrants. We intend to apply to have our units listed on the AMEX under the symbol “FAQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “FAQ” and “FAQ.W,” respectively.

Material U.S. federal income and estate tax consequences

The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

➢	certain financial institutions;

➢	insurance companies;

➢	dealers and traders in securities or foreign currencies;

➢	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

➢	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

➢	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

➢	persons liable for the alternative minimum tax; and

➢	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

There is no authority addressing the U.S. federal income tax treatment of securities with terms substantially the same as the units and, therefore, such treatment is not entirely clear. We intend to treat each unit for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. Pursuant to this treatment, in determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

Our view of the characterization of the units and the purchase price allocation described above is not, however, binding on the IRS or the courts. We have not sought and will not seek any ruling from the IRS with respect to this offering. No assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Material U.S. federal income and estate tax consequences

U.S. HOLDERS

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is:

➢	a citizen or resident of the United States;

➢	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

➢	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

➢	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Dividends and Distributions

As discussed under “Dividend Policy” above, we will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “—Sale or Other Disposition or Conversion of Common Stock” below.

If you are a taxable corporation, any dividends we pay to you generally will qualify for the dividends received deduction if the requisite holding period is satisfied. If you are not a corporation, with certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends you receive will be subject to tax at the maximum U.S. federal income tax rate applicable to capital gains for taxable years beginning on or before December 31, 2010, after which the U.S. federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

It is unclear whether the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than conversion) and upon liquidation in the event we do not consummate a business combination within the required time will be capital gain or loss. The amount of your gain or loss will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (2) your tax basis in the common stock. Your adjusted tax basis in the common stock generally will equal your acquisition cost (that is, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. If you

Material U.S. federal income and estate tax consequences

are not a corporation, long term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, you acquire, or have entered into a contract or option to acquire, substantially identical stock or securities. The conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business—Effecting a Business Combination—Conversion rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution and taxed as described in “Dividends and Distributions” above) if the conversion (1) is “substantially disproportionate” with respect to you, (2) results in a “complete termination” of your interest in us or (3) is “not essentially equivalent to a dividend” with respect to you.

In determining whether any of the foregoing three tests are satisfied, you must take into account not only stock actually owned by you, but also shares of our stock that you constructively own. You may constructively own stock owned by certain related individuals and entities in which you have an interest or that have an interest in you, as well as any stock you have a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock that you actually and constructively own immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by you immediately before the conversion. There will be a complete termination of your interest if either (1) all of the shares of our stock actually and constructively owned by you are converted or (2) all of the shares of our stock actually owned by you are converted and you are eligible to waive, and effectively waive in accordance with specific rules, the attribution of stock owned by certain family members and you do not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if the conversion results in a “meaningful reduction” of your proportionate interest in us. Whether the conversion will result in a meaningful reduction in your proportionate interest will depend on the particular facts and circumstances. However, if you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation.

You should consult your tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or

Material U.S. federal income and estate tax consequences

exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Except as discussed below with respect to the cashless exercise of a warrant, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

The U.S. federal income tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, your tax basis in our common stock received upon exercise would equal your aggregate tax basis in the warrants surrendered. If the cashless exercise were not treated as a gain recognition event, your holding period in our common stock received upon exercise would commence on the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of our common stock received upon exercise would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized for U.S. federal income tax purposes. In such event, you could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised (that is, the number of warrants equal to the number of shares of our common stock issued pursuant to the cashless exercise of the warrants). You would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and your tax basis in such warrants deemed surrendered. Provided that the warrants were held by you for more than a year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In this case, your tax basis in our common stock received upon exercise would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and your tax basis in the warrants deemed exercised. In such a case, your holding period for our common stock would commence on the day following the date of exercise of the warrant. Moreover, if you are a non-U.S. person and the cashless exercise of a warrant were treated as a taxable exchange for U.S. federal income tax purposes, the U.S. federal income tax treatment of your gain recognized from the cashless exercise would generally correspond to the U.S. federal income tax treatment of gain recognized on a taxable disposition of our common stock, as described under “Non-U.S. Holders—Sale or Other Disposition of Securities” below.

DUE TO THE ABSENCE OF AUTHORITY REGARDING THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we have not paid any dividends to date, will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-

Material U.S. federal income and estate tax consequences

dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. See“Description of Securities—Warrants—Public Stockholders’ Warrants.” You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

NON-U.S. HOLDERS

This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder. A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

Dividends and Distributions

As discussed under “Dividend Policy” above, we will not pay cash dividends prior to completion of our initial business combination and do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in “U.S. Holders—Constructive Dividends on Warrants” above), those dividends will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, only if such dividends are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of U.S. federal income withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Disposition of Securities

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities unless:

➢	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, only if such gain is attributable to a U.S. permanent establishment you maintain); or

➢	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and (assuming our stock is “regularly traded” within the meaning of the applicable Treasury regulations) (i) you sell or dispose of common stock and you hold or have held, actually or constructively, more than 5% of our common stock at any time during the five-year period ending

Material U.S. federal income and estate tax consequences

on the date of such sale or disposition or (ii) you sell or dispose of warrants, our warrants are also “regularly traded” and you hold or have held, actually or constructively, more than 5% of our warrants at any time during the five-year period ending on the date of such sale or disposition.

A corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Because the determination of whether we are a U.S. real property holding corporation is based on the composition of our assets from time to time (including the nature of any assets acquired in any business combination), we can provide no assurance that we will not become a U.S. real property holding corporation.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

Underwriting

We intend to offer the units described in this prospectus through the underwriters. UBS Securities LLC is acting as representative of the underwriters. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units set forth opposite its name:

Number of
Underwriters	units

UBS Securities LLC

Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $      per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $      per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. The underwriters have advised us that they do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, of any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction.

In addition, each holder of the founder’s units and the private placement warrants has agreed to certain transfer restrictions affecting its shares and warrants as further described in “Principal stockholders—Transfer Restrictions.”

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units and exercise price for the warrants was determined by negotiations among us and the underwriters. The determination of our per unit offering price and exercise price for the warrants was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units listed on the AMEX under the symbol “FAQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “FAQ” and “FAQ.W,” respectively. Trading of the units on the AMEX is expected to commence on          , 2008.

Underwriting

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	No exercise	Full exercise

Per Unit	$0.70	$0.70
Total	$7,000,000	$8,050,000

The amounts paid by us in the table above include $3,500,000 in deferred underwriting discounts and commissions (or $4,025,000 if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of a business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete a business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering and subject to the above limitations, the underwriters may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the AMEX or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Underwriting

We estimate that our portion of the total expenses of this offering payable by us will be $750,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses.

A prospectus in electronic format may be made available by the underwriters on a website maintained by the underwriters. The underwriters may allocate a number of units for sale to their respective online brokerage account holders. UBS Securities LLC will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

➢	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

➢	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

➢	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Underwriting

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN FRANCE

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

➢	released, issued, distributed or caused to be released, issued or distributed to the public in France or

➢	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

➢	to qualified investors ( investisseurs qualifiés ) and/or to a restricted circle of investors ( cercle restreint d’investisseurs ), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

➢	to investment services providers authorized to engage in portfolio management on behalf of third parties or

➢	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations ( Règlement Général ) of the Autorité des Marchés Financiers, does not constitute a public offer ( appel public à l’épargne ).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

OTHER TERMS

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

Legal matters

The validity of the securities offered by this prospectus will be passed upon by Ledgewood, P.C., Philadelphia, Pennsylvania. In connection with this offering, Clifford Chance U.S. LLP, New York, New York is acting as counsel to the underwriters.

Experts

The financial statements of FinTech Acquisition Corp. included in this Prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Where you can find additional information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

FinTech Acquisition Corp. (A Corporation in the Development Stage)

FinTech Acquisition Corp. (A Corporation in the Development Stage)

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Fintech Acquisition Corp.

We have audited the accompanying balance sheet of FinTech Acquisition Corp. (a Delaware corporation in the development stage) (the “Company”) as of March 24, 2008, and the related statements of operations, stockholders’ equity, and cash flows for the period from February 12, 2008 (date of inception) to March 24, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fintech Acquisition Corp. as of March 24, 2008, and the results of its operations and its cash flows for the period from February 12, 2008 (date of inception) to March 24, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue to date and its business plan is dependant upon completion of adequate financing through a proposed initial offering. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 28, 2008

FinTech Acquisition Corp. (A Corporation in the Development Stage)

Balance sheet

March 24, 2008

ASSETS
Cash	$125,000
Deferred offering costs	63,427

$188,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued expenses	$77,000
Note payable, stockholder	100,000

Total liabilities	177,000
Stockholders’ equity
Preferred stock, $0.0001 par value; authorized 1,000,000; none issued	—
Common stock, $0.0001 par value; authorized 100,000,000 shares; 2,875,000 shares issued and outstanding	288
Additional paid-in capital	24,712
Accumulated deficit during the development stage	(13,573)

Total stockholders’ equity	11,427

$188,427

The accompanying notes are an integral part of this statement.

FinTech Acquisition Corp. (A Corporation in the Development Stage)

Statement of operations

For the period from February 12, 2008 (date of inception) to March 24, 2008

Revenue	$—
Formation expenses and professional fees	13,573

Net loss	$(13,573)

Net loss per common share, basic and diluted	$(0.00)

Weighted average number of common shares, basic and diluted	2,875,000

The accompanying notes are an integral part of this statement.

FinTech Acquisition Corp. (A Corporation in the Development Stage)

Statement of stockholders’ equity

For the period from February 12, 2008 (date of inception) to March 24, 2008

				Accumulated
				deficit
			Additional	during	Total
			paid-in	development	stockholders’
	Shares	Amount	capital	stage	equity

Balance at February 12, 2008	—	$—	$—	$—	$—
Issuance of common stock	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(13,573)	(13,573)

Balance at March 24, 2008	2,875,000	$288	$24,712	$(13,573)	$11,427

The accompanying notes are an integral part of this statement.

FinTech Acquisition Corp. (A Corporation in the Development Stage)

Statement of cash flows

For the period from February 12, 2008 (date of inception) to March 24, 2008

Cash flows from operating activities:
Net loss	$(13,573)
Adjustments to reconcile net loss to net cash used in operating activities
Increase in accrued expenses	13,573

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from notes payable, stockholder	100,000
Proceeds from issuance of common stock	25,000

Net cash provided by financing activities	125,000

Net increase in cash	125,000
Cash, beginning of period	—

Cash, end of period	$125,000

Non-cash financing activities:
Accrual of deferred offering costs	$63,427

The accompanying notes are an integral part of this statement.

FinTech Acquisition Corp. (A Corporation in the Developmental Stage)

Notes to financial statements
Period from February 12, 2008 (inception) to March 24, 2008

NOTE 1—ORGANIZATION, PROPOSED BUSINESS OPERATIONS

FinTech Acquisition Corp. (the “Company”) was incorporated in the State of Delaware on February 12, 2008 as a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses (a “Business Combination”). At March 24, 2008, the Company had not yet commenced any operations. All activity through March 24, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 10,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Public Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering, although substantially all of the net proceeds of this Proposed Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, at least approximately $9.90 per Unit (or $9.87 if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Bancorp, Inc. (“Bancorp”) and TBBK Acquisitions I, LLC (“TBBK”) are expected to agree that they will be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of vendors, prospective target businesses or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. The agreement entered into by Bancorp and TBBK will specifically provide for two exceptions to this indemnity: there will be no liability (a) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (b) as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. However, there can be no assurance that Bancorp and TBBK will be able to satisfy their obligations under their agreements. The Company will retain $50,000 from the proceeds of the Proposed Public Offering outside of the Trust Account which may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income on funds in the Trust Account that may be released to the Company of (i) up to $2,000,000 (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned) to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in the Trust Account will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

Notes to financial statements

On March 24, 2008, TBBK loaned the Company $100,000 evidenced by a promissory note for the purpose of paying a portion of the Company’s offering expenses. The loan bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009. The promissory note defines ‘prime’ as the Prime Rate as published in the Money Rates section of the Wall Street Journal, Eastern Edition, printed edition. The loan will be repaid out of the proceeds of the Proposed Public Offering note being placed in the Trust Account.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company’s amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Public Offering, in the event that stockholders owning 30% or more of the shares sold in the Proposed Public Offering vote against the Business Combination and exercise their stockholder redemption rights described below, the Business Combination will not be consummated. All of the Company’s stockholders and their permitted transferees prior to the Proposed Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”) will agree to vote their founders’ shares (the “Founders’ Shares”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination and the vote for a proposal to amend the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection therewith.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares for cash out of funds available in the Trust Account. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Public Offering. Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholders (minus one share) may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the Founders’ Shares held by Initial Stockholders.

The Company’s certificate of incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 24 months from the completion of the Proposed Public Offering (“Termination Date”). If the Company has not completed a Business Combination by the Termination Date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Public Offering.

NOTE 2—	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern considerations:

At March 24, 2008, the Company had $125,000 in cash and a working capital deficiency of $52,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Notes to financial statements

Development stage company:

The Company complies with the reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reports by Development Stage Enterprises.” The Company expects to incur organizational, accounting and offering costs in pursuit of its financing and acquisition plans. Management has reviewed its cash requirements and believes that its cash on hand is sufficient to cover the required payments of offering costs that are expected to come due before the expected completion of the offering. The offering and other organization costs that are not required to be paid before the offering is completed will be paid out of the proceeds of the offering that are set aside for such purposes. It is the Company’s plan to complete the offering described in Note 3. There can be no assurance that the Company’s plans to raise capital or to complete a Business Combination will be successful or successful within the target business combination period.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering.” Deferred offering costs consist of legal costs of $63,427 incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to capital upon the completion of the Proposed Public Offering or charged to expense if the Proposed Public Offering is not completed.

New accounting pronouncements:

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). This statement replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company will evaluate the expected effect, if any, once it completes an acquisition as contemplated by the offering.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), which is an amendment of Accounting Research Bulletin No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. Adoption is required for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1,

Notes to financial statements

2009). The Company will evaluate the expected effect, if any, once it completes an acquisition as contemplated by the offering.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115,” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities choosing the fair value option would be required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). The Company is currently evaluating the expected effect, if any, SFAS 159 will have on its financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” (“SFAS 157”) which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 will apply to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). In November 2007, the FASB announced that it would defer the effective date of SFAS 157 for one year for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is currently evaluating the expected effect, if any, SFAS 157 will have on its financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

Under the terms of the Proposed Public Offering, the Company will offer for public sale 10,000,000 Units at a Proposed Public Offering price of $10.00 per Unit (plus up to an additional 1,500,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant to purchase one share of the Company’s common stock at an exercise price of $7.50 (“Warrant”). The Warrant exercise period will commence on the later of the completion of an initial Business Combination or one year from the effective date of the registration statement for the Proposed Public Offering (“Effective Date”) and will expire five years from the Effective Date; provided, however, that the Warrants may only be exercised if there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants, and a current prospectus is available. The Company may redeem the Warrants, at a price of $0.01 per Warrant, upon 30 days’ written notice after the Warrants become exercisable, only in the event that the last sale price of the Company’s common stock is at least $14.25 per share during any 20 trading days within a 30 trading-day period ending on the third business day prior to the date on which the notice of redemption is given. Under a warrant agreement to be entered into before consummation of the Proposed Public Offering, the Company will be required to use its best efforts to file, and cause to become effective, a registration statement with respect to the common stock underlying the Warrants, and to use its best efforts to maintain the effectiveness of that registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time a warrant holder seeks to exercise his Warrants. Whether or not a there is a currently effective registration statement and available prospectus, in no event will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Notes to financial statements

NOTE 4—NOTE PAYABLE, STOCKHOLDER

On March 24, 2008, TBBK loaned the Company $100,000 evidenced by a promissory note for the purpose of paying a portion of the Company’s offering expenses. The loan bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009. The loan will be repaid out of the proceeds of the Proposed Public Offering note being placed in the Trust Account.

NOTE 5—COMMITMENTS AND CONTINGENCIES

In connection with the Proposed Public Offering (see Note 3), the Company expects to have a commitment to pay a total underwriting discount of 7% of the public offering price; one-half of the 7% underwriting discount is expected to be deferred until the Company consummates its initial Business Combination.

The Company expects that, pursuant to proposed letter agreements with the Company, the Initial Stockholders will waive their right to receive distributions with respect to the Founders’ Shares upon the Company’s liquidation.

On March 10, 2008, TBBK, one of the Initial Stockholders, agreed to purchase from the Company warrants to purchase 3,300,000 shares of the Company’s common stock for $3,300,000 (the “Private Placement Warrants”). The Company expects that the purchase and issuance of the Private Placement Warrants will occur immediately prior to the consummation of the Proposed Public Offering. The proceeds from the sale of the Private Placement Warrants will be placed in the Trust Account. The Company expects that the Private Placement Warrants will be identical to the Warrants included in the Units, except that (i) they will be exercisable by payment of cash or on a cashless basis so long as they are held by Bancorp or its permitted transferees, and (ii) they will not be subject to redemption by the Company. The Private Placement Warrants will not be exercisable by TBBK at any time when a registration statement is not effective or a prospectus is not available for use by the holders of the Warrants issued in the Proposed Public Offering. The Initial Stockholders and holders of the Private Placement Warrants will be entitled to registration rights with respect to the Founders’ Shares and shares of common stock underlying the Private Placement Warrants pursuant to an agreement that the Company expects will be entered into prior to or on the consummation of the Proposed Public Offering.

The Company has a commitment to pay to Bancorp a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support for up to 24 months beginning upon the completion of the Proposed Public Offering.

NOTE 6—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s amended and restated certificate of incorporation will prohibit the Company, prior to its initial Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Company’s common stock on the initial Business Combination.

NOTE 7—COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share.

Notes to financial statements

On March 10, 2008, the Company issued 2,875,000 Founders’ Shares to its Initial Stockholders for $25,000, at a purchase price of approximately $0.0087 per share. This includes 375,000 Founders’ Shares which may be forfeited in part or in full so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering. This redemption right shall terminate on the day after the underwriters’ over-allotment option expires.

Each of the Initial Stockholders and their permitted transferees will agree to (i) waive any right to receive a liquidation distribution with respect to the Founders’ Shares in the event the Company fails to consummate an initial Business Combination and (ii) vote his Founders’ Shares in accordance with the majority of the shares of common stock voted by the Public Stockholders in connection with the vote on any initial Business Combination.

NOTE 8—RELATED PARTY TRANSACTIONS

TBBK is a wholly-owned subsidiary of Bancorp.

On March 24, 2008, TBBK loaned the Company $100,000 evidenced by a promissory note for the purpose of paying a portion of the Company’s offering expenses. The loan bears interest at a rate of prime plus 1%, compounded quarterly, is unsecured and is due no later than March 24, 2009. The loan will be repaid out of the proceeds of the Proposed Public Offering note being placed in the Trust Account.

On March 10, 2008, the Company issued 2,875,000 units (“Founders’ Units”) for proceeds of $25,000 to TBBK, its officers and directors and several officers and directors of Bancorp and The Bancorp Bank. Up to an aggregate of 375,000 of the Founders’ Units are subject to forfeiture to the extent that the underwriters’ over-allotment option (see Note 3) is not exercised in full or in part by the underwriters.

The Company has agreed to pay a monthly fee of $7,500 per month to Bancorp for office space and general and administrative services. This agreement commences on the date of the Proposed Public Offering and shall continue for up to 24 months.

TBBK has agreed to purchase, in a private placement, 3,300,000 Private Placement Warrants at $1.00 per warrant immediately prior to the consummation of the Proposed Public Offering. The aggregate proceeds of this private placement of $3,300,000 will be held in the Trust Account described in Note 1 above. See Note 5 above for terms of the Private Placement Warrants.

The holders of the Founders’ Units, as well as the holders of the Private Placement Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The registration rights will be exercisable with respect to the Founders’ Units (and underlying securities) at any time commencing three months before the date on which they are no longer subject to transfer restrictions. The registration rights will be exercisable with respect to the Private Placement Warrants (and underlying securities) at any time after the execution of a definitive agreement for an initial business combination. In addition, the holders of the Founders’ Units each has “piggy-back” registration rights on registration statements filed subsequent to the date on which the Founders’ Units and the underlying securities are no longer subject to lock-up agreement, or, with respect to the warrants and the underlying shares of common stock, after the warrants become exercisable by their terms.

NOTE 9—NET LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations, which the Company has adopted. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period.

$100,000,000

FINTECH ACQUISITION CORP.

10,000,000 Units

PROSPECTUS

, 2008

UBS Investment Bank

Until          , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to FinTech Acquisition Corp.

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the SEC registration fee, the FINRA filing fee and the trustee’s fee.

SEC registration fee	$4,520
FINRA filing fee	12,000
American Stock Exchange application and listing fees	70,000
Trustee’s fee(1)	12,000
Accounting fees and expenses	50,000
Legal fees and expenses	400,000
Printing and engraving expenses	100,000
Miscellaneous	101,480

Total	$750,000

(1)	Includes the initial acceptance fee that is charged by American Stock Transfer & Trust Company for acting as transfer agent of the Registrant’s securities, as warrant agent for the Registrant’s warrants and as escrow agent for the founders’ units and private placement warrants. In addition to the initial acceptance fee, the Registrant will be required to pay American Stock Transfer & Trust Company monthly fees of $1,000.

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

➢	any breach of the director’s duty of loyalty to us or our stockholders;

➢	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

➢	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

➢	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

Part II

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

➢	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

➢	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

➢	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On March 10, 2008, we issued 2,875,000 of our units to TBBK Acquisitions I, LLC (the “sponsor”), several persons affiliated with The Bancorp, Inc. and our officers and directors for $25,000 in cash, at a purchase price of approximately $0.0087 per unit. Each unit consists of one share of common stock and one warrant. Such units were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. These units include an aggregate of 375,000 units subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that the existing holders own 20% of the issued and outstanding units after the offering.

In addition, our sponsor has committed to purchase from us 3,300,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,300,000). These purchases will take place on a private placement basis immediately before the consummation of our initial public offering and will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

The obligation to purchase the warrants undertaken by our sponsor was made pursuant to a sponsor securities purchase agreement, dated as of March 10, 2008 (the form of which has been filed as Exhibit 10.2 to the Registration Statement on Form S-1). Such obligation was made before the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the warrants was made before the filing of the Registration Statement relating to the public offering and therefore the purchase of these warrants constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Part II

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	By-Laws.*
3.4	Form of Amended and Restated Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant.
5.1	Opinion of Ledgewood.
8.1	Opinion of Ledgewood.
10.1	Form of Founders’ Units Purchase Agreement between the Registrant and the Existing Holders.
10.2	Form of Sponsor Securities Purchase Agreement between the Registrant and the Sponsor.
10.3	Form of Stock Escrow Agreement between the Registrant and American Stock Transfer & Trust Company.
10.4	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.5	Services Agreement between Bancorp and the Registrant regarding office space and administrative services.
10.6	Promissory Note issued to Sponsor.*
10.7	Form of Registration Rights Agreement between the Registrant and the Existing Holders.
10.8	Business Opportunity Right of First Review Agreement by and among the Registrant and Bancorp.
10.9	Form of Letter Agreement by and among the Registrant and Officers, Directors and Existing Holders.
10.10	Form of Letter Agreement by and among Registrant, Sponsor and Bancorp.
14	Form of Code of Ethics.
23.1	Consent of Ledgewood (included in Exhibits 5.1 and 8.1).
23.2	Consent of Grant Thornton LLP.
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Audit Committee Charter.
99.2	Governance and Nominating Committee Charter.
99.3	Compensation Committee Charter.

*	Previously filed

**	To be filed by amendment

(b)  No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

Part II

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

(a)  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

Part II

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Philadelphia, and Commonwealth of Pennsylvania, on the 29th day of May, 2008.

FINTECH ACQUISITION CORP.

By:	/s/ Martin F. Egan
Name:     Martin F. Egan

Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Betsy Z. Cohen
Chairman and Chief Executive Officer
(principal executive officer)

Frank M. Mastrangelo
President and Director

Martin F. Egan
Chief Financial Officer
(principal financial officer and
principal accounting officer)

Walter T. Beach
Director

Michelle A. Fitzpatrick
Director

T. Stephen Johnson
Director

Raymond Moyer
Director

By:	/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer
and Attorney-in-fact
(principal financial officer and principal accounting officer)

Dated: May 29, 2008